                                                                    Exhibit 10.2


                                AMENDMENT NO. 1
                               TO LEASE AGREEMENT
                             TOWERS OF RIVERCENTER
                              COVINGTON, KENTUCKY


         WHEREAS, CPX-Rivercenter Two Limited Partnership (Landlord) and Gibson Greetings, Inc. (Tenant), entered into an agreement dated August 13, 1998, which lease agreement provided Tenant an option to terminate the lease in whole or in part in the event Landlord was unable to secure an agreement to relocate the Northern Kentucky Convention and Visitors Bureau;

         WHEREAS, Landlord was unable to achieve said agreement in writing before August 31, said relocation agreement has been secured in written form as of September 14, 1998;

         NOW THEREFORE, Gibson Greetings, Inc., Tenant, does hereby waive any and all rights it may have or had within paragraph 1(c) to terminate the lease agreement as of this date; and the lease shall remain in full force and effect as originally intended. Landlord's obligations regarding the retrofitting of the Retail Level shall remain as stated in Paragraph 1(c).

         The undersigned have set their hand and deed this 16th day of September, 1998.

                                  LANDLORD:

Witness:                          CPX-Rivercenter Two Limited Partnership



                                  By: /s/ William P. Butler
---------------------                --------------------------------
                                       William P. Butler, President

                                  TENANT:

Witness:                          Gibson Greetings, Inc.



                                  By: /s/ J. Wilson
---------------------                --------------------------------

                                                                    REV. 8/11/98






                                 LEASE AGREEMENT

                                     Between


                     CPX-RIVERCENTER TWO LIMITED PARTNERSHIP

                                    LANDLORD


                                       and


                             GIBSON GREETINGS, INC.

                                     TENANT

                                TABLE OF CONTENTS

          1.      PREMISES
          2.      TERM
          3.      CONDITION OF AND IMPROVEMENTS TO LEASED PREMISES
          4.      OCCUPANCY PRIOR TO TERM
          5.      SECURITY DEPOSIT
          6.      BASE RENT
          7.      ESCALATION OF BASE RENT
          8.      ADDITIONAL RENT ADJUSTMENT AND EXPENSE STOP
          9.      SERVICES AND UTILITIES
         10.      USE OF LEASED PREMISES
         11.      PARKING
         12.      CONTINUANCE OF OCCUPANCY
         13.      REPAIRS
         14.      ALTERATIONS
         15.      FIXTURES AND UNAUTHORIZED USE OF PREMISES
         16.      WARRANTY OF QUIET ENJOYMENT
         17.      INTERRUPTION OF SERVICE
         18.      RIGHTS RESERVED BY LANDLORD
         19.      FIRE OR OTHER CASUALTY
         20.      INSURANCE
         21.      INDEMNIFICATION
         22.      BROKER'S COMMISSION
         23.      SUBORDINATION AND ATTORNMENT
         24.      ASSIGNMENT AND SUBLETTING
         25.      EMINENT DOMAIN
         26.      ESTOPPEL CERTIFICATE
         27.      DEFAULT; REMEDIES UPON DEFAULT
         28.      HOLDING OVER
         29.      REDELIVERY OF PREMISES
         30.      CUMULATIVE REMEDIES
         31.      INTEREST ON PAST DUE OBLIGATIONS
         32.      ATTORNEYS' FEES
         33.      NOTICES
         34.      LANDLORD'S LIABILITY
         35.      INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS
         36.      WAIVERS
         37.      SEVERABILITY
         38.      RECORDING
         39.      BINDING EFFECT
         40.      AUTHORITY
         41.      CONFLICT
         42.      GOVERNING LAW; FORUM
         43.      JOINT AND SEVERAL OBLIGATIONS
         44.      GUARANTORS

         45.      AIR RIGHTS LEASE
         46.      FINANCIAL STATEMENTS
         47.      HAZARDOUS SUBSTANCES
         48.      ADDITIONAL EXHIBITS


                                    EXHIBITS
                                    --------



         A.       LEASED PREMISES
         B.       DEVELOPED PARCEL
         C.       ALTERATIONS AND IMPROVEMENTS
         D.       SCHEDULE OF RENT
         E.       CLEANING, JANITOR AND ROUTINE MAINTENANCE SERVICE
         F.       RULES AND REGULATIONS
         G.       PARKING

                                 LEASE AGREEMENT
                                 ---------------

                              TOWERS OF RIVERCENTER
                               COVINGTON, KENTUCKY

         THIS LEASE AGREEMENT, hereinafter known as the "Lease," entered into effect this 13th day of August, 1998, between CPX-RiverCenter Two Limited Partnership, a Kentucky limited partnership, whose principal place of business is 50 E. RiverCenter Boulevard, Covington, Kentucky, 41011 and CPX-RiverCenter Limited Partnership, a Kentucky limited partnership, whose principal place of business is 50 E. RiverCenter Boulevard, Covington, Kentucky 41011, hereinafter collectively known as "Landlord," and Gibson Greetings, Inc., a Delaware corporation, whose principal place of business is 2100 Section Road, Cincinnati, Ohio 45237, hereinafter known as "Tenant."

                                   WITNESSETH:

In consideration of the rent hereafter reserved and the covenants herein contained, each party to this Lease hereby agrees:

(1)      PREMISES:
         --------

         (a) Landlord does hereby lease and demise to the Tenant and Tenant does hereby take and rent from Landlord, the following premises:

                  Agreed to be One Hundred forty-eight thousand seven hundred eighty-two (148,782) rentable square feet of the Plaza Level, Retail Level, and 3rd, 5th, 6th, 7th, 8th, 9th, 11th and 12th floor(s) of the Towers of RiverCenter located at 100 East RiverCenter Boulevard, Covington, Kentucky 41011. That portion which is leased to Tenant is designated on the floor plan attached as Exhibit "A" and is hereinafter known as the "Leased Premises". The entire building, of which the Leased Premises form a part, is hereinafter known as the "Building". The Building and other buildings which comprise RiverCenter, if any, are situated upon a tract of land hereinafter known as the "Developed Parcel," which is more particularly described in Exhibit "B". The Building is also part of the property demised to Landlord pursuant to an Air Rights Lease, which is more fully described in Paragraph (45). Use of the Leased Premises shall include the exclusive right to have, at Tenant's sole expense, its name mounted on the existing exterior Pylon in front of the RiverCenter II office building or in the alternative Landlord shall have the option to provide at Landlord's expense an equal Pylon for exclusive use of tenant in front of the Building. Tenant shall also be entitled to have its name mounted on the south elevation of the RiverCenter II office building at all times during which Tenant occupies the Retail Level space. All such signage both on the monument sign as well as the face of the Building (RiverCenter II) on the South Retail Level elevation shall be subject to the review and approval of the Landlord and shall be required to be in compliance with the City of Covington zoning and signage regulations. Landlord agrees that at no time during the term of this Lease shall a competitor of Tenant be permitted to place its name on the monument sign.

         (b) Notwithstanding the above, the parties hereto agree that Tenant shall have until August 31, 1998 to review and determine its space planning needs and the actual number of rentable square feet it will initially require and which shall comprise the Leased Premises. Tenant agrees that it shall determine such space planning needs and will advise Landlord of same on or before August 31, 1998. Tenant shall be entitled to give back one full floor in its entirety to Landlord from the above described Leased Premises. If Tenant has not advised Landlord in writing on or before the close of business on August 31, 1998 of its intent to give back a floor of the Leased Premises, Tenant shall be deemed to have elected to retain all of the Leased Premises as first described in
                  Section 1(a) herein. This Lease shall be amended by separate written amendment to reflect space given back by Tenant pursuant to the terms of this Section 1(b). In the event Tenant elects to give back a floor, such floor shall be the ninth (9th) floor of the RiverCenter II Office tower.

         (c) The obligations of Landlord and Tenant to perform on this Lease Agreement are expressly contingent upon Landlord entering into an agreement with the current tenant of the space on the Retail Level on or before August 31, 1998 providing for the termination of such current Retail Level lease and/or relocation of such Tenant to other space within the Towers of RiverCenter on terms and conditions and within a time frame acceptable to Landlord in its sole discretion. Notwithstanding the prior sentence, Tenant shall have the right in the event Landlord is unable to reach an agreement for the termination or relocation of such current Retail Level tenant to waive this condition precedent and to proceed with this Lease Agreement, in which event the Retail Level space shall be deleted from the Leased Premises and thereafter this Agreement shall be appropriately amended to reflect such space deletion. The parties hereto acknowledge and agree that Landlord shall cause the Retail Level of the Leased Premises to be retrofitted within ninety (90) days of the date that the current tenant vacates the Retail Level of the Leased Premises.

(2)      TERM:
         ----

         The term of this Lease shall be for ten (10) years and zero (0) months beginning on the first day of January, 1999 and ending on the last day of December, 2008, subject however to the terms of Paragraph (3) and further subject to any of the conditions or covenants of this Lease or pursuant to law.

(3)      CONDITIONS OF AND IMPROVEMENTS TO LEASED PREMISES:
         --------------------------------------------------

         Immediately upon execution of this Lease, Landlord shall commence any alterations or improvements to the Leased Premises indicated on Exhibit "C." Landlord shall proceed diligently with said work and use its best efforts to complete same by December 31, 1998, if this Lease is fully executed by August 10, 1998; but, if the alterations or improvements are not substantially completed or if the Leased Premises are not available for occupancy by said date, Tenant shall have no claim against Landlord due to such delay, excepting only that the term of this Lease shall not commence until the Leased Premises are deemed to be available to Tenant (provided, however, that Tenant's failure to provide final space plans and schedule of Tenant Finishes on or before the dates set forth on Exhibit "C-1" attached hereto and made a part hereof shall not be a basis upon which Tenant may rely to extend the initial commencement date of the term of this Lease Agreement), and the term shall expire ten (10) years and zero (0) months thereafter. The Leased Premises shall be deemed to be available to Tenant at the earlier of the time when:

         (a) the alterations or improvements to be made by Landlord are substantially completed (notwithstanding the necessity of punch list or minor repairs and adjustments still to be made by the Landlord and provided that the completion of such minor punch list items shall not be of a nature which unreasonably interferes with Tenant's business operations or notwithstanding the Tenant has not completed installation and/or connection of its fixtures and/or equipment); or

         (b)      the Tenant actually occupies the Leased Premises.

         Provided the dates for providing plans, specifications and other space planning and design information as per Paragraph 3 and Exhibit C-1 are met by Tenant, Landlord agrees to use its best efforts to have the spaces completed to a point by December 20, 1998 to allow Tenant to commence installation of its fixtures, built-in furniture, and equipment. While Landlord is completing final improvements to the Leased Premises, Tenant shall be permitted to begin moving into portions of the Leased Premises on a floor by floor basis prior to the commencement date of this Lease as individual floors are completed.

         Immediately after the actual commencement date of this Lease has been determined, if at variance with Paragraph (2), Landlord and Tenant shall execute a written instrument fixing the commencement and termination dates of this Lease.

         Notwithstanding the above, in the event the Plaza Level and 3rd, 5th, 6th, 7th, 8th, 9th, 11th and 12th Floors of the Leased Premises are completed prior to the Retail Level, the term of this Lease shall commence as to such floors when the alterations and improvements are substantially completed. In such event, Base Rent and Additional Rent shall be payable only as to such substantially completed floors. Thereafter, Landlord shall continue to use its best efforts to complete the Retail Level of the Leased Premises by March 31, 1999, but in any event shall not be obligated to complete the Retail Level by December 31, 1998. Base Rent and Additional Rent for the Retail Level shall commence when the Retail Level is substantially completed.

         Tenants taking possession shall be conclusive evidence that Leased Premises were then in good order and satisfactory condition, except for the completion of punch list items, if any. Notwithstanding the foregoing, Landlord shall be responsible at its cost and expense to repair latent defects in the improvements to the Leased Premises reported by Tenant within one (1) year of the commencement date of this Lease Agreement.

         Notwithstanding anything else to the contrary in this Paragraph (3), if Landlord is not able to complete alterations or improvements to the Leased Premises due to delays caused by Tenant, its employees, agents or contractors, then the term of this Lease shall not be delayed, but shall commence according to Paragraph (2).

(4)      OCCUPANCY PRIOR TO TERM:
         ------------------------

         To the extent permitted by law, Landlord may allow Tenant to occupy the Leased Premises prior to the commencement of the term stated in Paragraph (2). If Tenant occupies the Leased Premises on a day other than the first day of the month, the Monthly Base Rent provided for in Paragraph (6) and the Additional Rent provided for in Paragraph (8) shall be adjusted and prorated so that Tenant shall only pay rent for the actual number of days in the month. Tenant shall also comply with all other terms and provisions of this Lease in the same manner as if the term had, in fact, commenced.

(5)      SECURITY DEPOSIT:
         -----------------

         Tenant shall deposit with Landlord upon execution hereof the sum of ______NONE______ Dollars ($0) as security for Tenant's faithful performance of Tenant's obligations hereunder. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. Said Security Deposit shall not earn interest thereon for the benefit of Tenant. No trust relationship is created herein between Landlord and Tenant with respect to said Security Deposit.

(6)      BASE RENT:
         ----------

         (a) As Annual Base Rent for the use and occupancy of the Leased Premises during the initial term, Tenant shall pay to Landlord rent pursuant to the schedule attached as Exhibit "D."

                  The Annual Base Rent is to be payable in equal monthly installments, (the "Monthly Base Rent") in advance on the first day of each and every month during the initial or extended term of this Lease, except that Tenant shall pay the first installment of Monthly Base Rent upon the execution of this Lease.

         (b) Tenant agrees upon prior notice from Landlord to Tenant of Tenant's non-payment and the failure of Tenant to pay such monthly Base Rent within one (1) business day of Tenant's receipt of such notice of non-payment to pay as supplemental base rent for the use of said Leased Premises an amount equal to ten percent (10%) of any Monthly Base Rent payment which is not received by Landlord within ten (10) days of the date said Monthly Base Rent is due. Said supplemental base rent shall be in addition to any other amounts due under this Lease.

         (c) Rent shall be mailed by Tenant to Landlord at Landlord's principal place of business or at such other place as Landlord may designate in writing. Rent shall be payable promptly without deduction or setoff or prior demand thereof by Landlord. All payments shall be in U.S. dollars, in cash or by check, all checks subject to collection.

(7)      ESCALATION OF BASE RENT:
         ------------------------

         (a)      [Deleted]

         (b) As used herein, the term "Lease Year" means the one year period of time commencing on the first day of the term of this Lease, and each subsequent anniversary of the first day of the term of this Lease, and terminating at midnight of the day preceding the next following anniversary of the first day of the term of this Lease; provided, however, that a different Lease Year may be defined in Exhibit "D."

(8)      ADDITIONAL RENT:
         ---------------

         (a) For each calendar year or partial calendar year during the term hereof (or renewal periods, if any), Tenant shall pay to Landlord, as Additional Rent, its pro rata share of (i) the Operating Expenses of the Building, and (ii) the Building's proportionate share of the Operating Expenses incurred for the maintenance, repair, and cleaning of areas within the Developed Parcel reasonably related to the operation and enjoyment of the Building, as hereinafter defined. For purposes of this Lease, Tenant's pro rata share of the Operating Expenses is deemed to be fifty-seven and 95/100 percent (57.95%)

         (b) At the commencement of this Lease, or prior to or at the commencement of any calendar year during the term hereof, Landlord may deliver to Tenant a written estimate of any Additional Rent (such estimate being hereinafter referred to as "Estimated Operating Expenses") which may be due hereunder during the calendar year in which this Lease commences or for any such succeeding calendar year as the case may be. For each month, Tenant shall pay 1/12 of the amount of the Estimated Operating Expenses for that particular calendar year in addition to the Monthly Base Rent.

         (c) Statements showing the actual Operating Expenses of the Building and the Building's proportionate share of Operating Expenses incurred for maintenance, repair, and cleaning of areas within the Developed Parcel reasonably related to the operation and enjoyment of the Building and Tenant's proportionate share thereof (hereinafter referred to as "Statement of Actual Adjustment") shall be delivered by Landlord to Tenant within a reasonable period of time after the end of any calendar year in which Estimated Operating Expenses was paid by Tenant or due Landlord under the provisions hereof. Within thirty (30) days after the delivery by Landlord to Tenant of such Statement of Actual Adjustment, Tenant shall pay to Landlord the amount by which the actual adjustment exceeds the amount paid by Tenant as Estimated Operating Expenses during said previous calendar year, or Landlord shall credit Tenant the amount by which the Estimated Operating Expenses exceeded the Statement of Actual Adjustment. Notwithstanding the actual operating expenses incurred during the year 1999, and notwithstanding any of the provisions in this Section 8 to the contrary, Landlord agrees that Tenant shall only be required to pay $4.50 per square foot during the first year of this Lease. Landlord further represents and warrants that the Operating Expenses for the Building shall at all times be held to a level which is at least seven (7%) per cent below the BOMA published average annual square foot operating expenses for comparable Class A office buildings in the Central Business District of Cincinnati/Northern Kentucky. In the event operating expenses in any given year exceed such level, Tenant shall not be required to pay any operating expenses in excess of such level.

         (d) The computations set forth in this Paragraph shall be made on a calendar year basis except if this Lease commences on a day other than the first day of a calendar year or terminates on a day other than the last day of a calendar year, in such event the computations shall be made on the basis of the proportion that the number of days that this Lease was in effect for such calendar years bears to 365.

         (e) For the purposes of this Lease, Operating Expenses shall mean any and all costs paid or incurred in connection with the operation, servicing, maintenance and repair of the Building and the Building's proportionate share of Operating Expenses incurred for maintenance, repair and cleaning of areas within the Developed Parcel reasonably related to the operation and enjoyment of the Building determined on a cash basis, which shall include, but not be limited to the following:

                  (i) All real estate taxes, assessments, governmental levies, county taxes or any other governmental charge, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever which are or may be assessed or imposed upon the Building and the Developed Parcel under the laws of the United States, the State of Kentucky, County of Kenton, or any political subdivision thereof or by the City of Covington, as a substitute in whole or in part for taxes payable or hereinafter imposed on the Building and the Developed Parcel or resulting from or due to any change in method of taxation, but excluding any income, franchise, excise, corporation, estate, inheritance, succession, capital stock or transfer tax levied on Landlord to the extent that it is not a substitute in whole or in part for real estate taxes. Landlord agrees to reimburse to Tenant its proportionate share of any portion of any of the above items rebated or refunded to Landlord. In no event shall Operating Expenses include interest or penalties resulting from Landlord's failure to timely pay any of the taxes or assessments set forth in this sub-paragraph.

              (ii) Compensation provided in the form of wages, salaries and such other compensation and benefits (including insurance, welfare, retirement, vacation, holiday, sick pay and other fringe benefits) as well as any adjustments thereto for the following classes of employees, employees of agents, or agents of Landlord performing services rendered in connection with the management, operation and maintenance of the Building and the Developed Parcel;

                           a.       Building Manager;
                           b.       Building department heads and assistants;
                           c.       clerical and accounting staff;
                           d. elevator operators, including starters and assistant starters;
                           e. window cleaners, porters, janitors, cleaners, dusters, sidewalk shovelers and miscellaneous handymen;
                           f.       watchmen,  gardeners, caretakers and
                                    persons  engaged  in  patrolling and
                                    protecting the Building;
                           g. engineers, firemen, mechanics, electricians, plumbers and persons engaged in the operating and maintenance of the heating, air conditioning, ventilating, plumbing, electrical and elevator systems of the Building; and


                           h. carpenters, plasterers, painters and other persons engaged in connection with the management, operating and maintenance of the Building.

                  (iii)    The uniforms of employees specified in subdivision
                           (ii) above and the cleaning, pressing and replacement thereof.

                  (iv) Payroll taxes, including federal and state unemployment taxes and social security taxes and any other such taxes that may be created, payable in connection with the employment of any of the employees specified in subdivision (ii) above.

                  (v) Premiums and other charges incurred by Landlord with respect to the following insurance (listed below) on employees specified in subdivision (ii) above, and on the Building and the Developed Parcel as required by Paragraph (20), and, if Landlord elects to self insure (provided that CPX RiverCenter Limited Partnership and CPX RiverCenter II Limited Partnership agree that they shall not elect to self insure for any of the following during any time that they are the Landlords under this Lease Agreement) some or all of the risks as would normally be covered by insurance, an amount deemed by Landlord in its reasonable discretion to be equal to the amount which would have been incurred if insurance had been purchased provided that Landlord shall not accumulate funds or reserves in any such self insurance funds in amounts in excess of that required by applicable governmental regulations:

                           a.       fire; extended coverage,  including
                                    windstorm, hail, explosion, riot, rioting attending a strike, civil commotion, vehicle and smoke; all risk; flood; and earthquake;

                           b.       public liability;

                           c.       elevator;

                           d.       boiler damage, water damage, legal
                                    liability, and pilferage on equipment and materials for the Building and the Developed Parcel;

                           e. workmen's compensation for the employees specified in subdivision (ii) above;

                           f. health, accident, disability and group life on employees enumerated in subdivision (ii) above as therein qualified; and

                           g. other insurance which Landlord reasonably deems necessary for a first class office building would carry or which the holder of any mortgage affecting the Building or the Building and the Developed Parcel might require to be carried under the terms of such mortgage (excluding mortgage insurance).

             (vi) Costs, premiums, or penalties incurred for electricity, steam, gas, water or other utilities or fuels required in connection with the operation and maintenance of the Building and the Developed Parcel.

             (vii)        Water and sewer charges.

             (viii) Repairs or maintenance of the Building and the Developed Parcel and the cost of supplies, tools, materials and equipment used in connection therewith.

             (ix)         Replacement of tools and equipment.

             (x) Charges of any independent contractor incurred in connection with operating, maintaining or repairing the Building and its appurtenances, including inspection and servicing of elevator, electrical, plumbing and mechanical equipment; and the furnishing of cleaning and janitorial services and the cost of materials, tools, supplies and equipment used in connection thereof.

             (xi) Sales, use and excise taxes on goods and services purchased or provided by Landlord to properly manage, operate and maintain the Building and the Developed Parcel.

             (xii) Taxes levied against and paid by Landlord on rents collected, excepting taxes levied and paid under the provisions of (i) above.

             (xiii)       Vaults or tunnel taxes, permits or rentals.

             (xiv)        License, permit and inspection fees.

             (xv)         Auditor's fees for public accounting.

             (xvi) Legal fees of outside or special counsel retained by Landlord in connection with proceedings for the reduction of real estate taxes, labor relations, or other matters to the extent that the same shall be of general benefit to all tenants in the Building.

             (xvii) Cost of telephone, telegraph, postage, stationery supplies and other materials required for routine operation of the Building Manager's office.

             (xviii)      Association dues and subscriptions.

             (xix)        Management fees.

             (xx) Restroom keys, security passes, directory strips, control cards.

             (xxi) The cost of operating and owning vehicular shuttle service for the benefit of the occupants of the building (such expenses and costs to be shared with RiverCenter I and RiverCenter II).

             (xxii) Amortization of capital improvements which will improve Building operating efficiencies or which may be required by governmental authorities, with interest at the rate of ten percent (10%) per annum on the unamortized amount.

             (xxiii) Such other expenses and costs of any nature whatsoever, whether or not herein mentioned, which would be construed as an operating expense by Landlord in its reasonable discretion and in accordance with sound real estate accounting practices.

             (xxiv)       [Deleted]

             (xxv) Any amounts (including but not limited to ground rent) which Landlord, as lessee under the Air Rights Lease, is required to pay to its lessor.

         (f) Notwithstanding anything contained in Subparagraph (e), no expense incurred for the following shall be included in Operating Expenses.

             (i) Any repairs to the Building including the Leased Premises where the occurrence causing the damage or loss necessitating repair is reimbursed by insurance carried by Landlord.

             (ii) Leasing or procuring new tenants including leasing commissions paid to agents of Landlord or other brokers.

             (iii) Renovating space for new tenants or in renovating space vacated by any tenant.

             (iv) Income, capital stock, estate or inheritance taxes payable by Landlord, provided the same shall not have been levied as a substitute for or supplement to real property taxes.

             (v) Cost of utilities charged to tenants and any portion of Landlord's payroll, material and contract costs of other services charged to tenants.

             (vi)         Costs incurred by Landlord for Tenant's alterations.

             (vii) Cost of painting and decorating the premises of other tenants.

             (viii)       Depreciation of the Building.

             (ix) Cost of capital improvements (except as set forth in (xxii) above).

             (x) Interest on debt or amortization payments on any mortgage or mortgages.

             (xi) Any cost or expense of any nature whatsoever which Landlord shall incur in connection with the operation of the Building which is specifically reimbursed to the Landlord from any source, charged directly to the tenant on whose behalf it is incurred (whether or not the same shall finally be paid), or for which Landlord is otherwise compensated or recoups such expense by way of setoff, reduction of recovery allowed, or otherwise.

         (g) If at any time during the term of this Lease the occupancy of the Building is less than one hundred percent (100%) of its capacity, then for the purpose of this Paragraph, the Operating Expenses per rentable square foot of rentable floor space shall nevertheless be computed as if the Building were one hundred percent (100%) occupied.

         (h) The obligations of Landlord and Tenant under this Paragraph shall survive the expiration or other termination of this Lease.

         (i) All costs and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease shall be deemed additional rent, and, in the event of nonpayment, Landlord shall have all the rights and remedies herein provided for in case of nonpayment of rent.

         (j) In no event will the Annual Base Rent be reduced below the amount in Paragraph (6) and (7) as a result of any adjustments pursuant to this Paragraph.

         (k) Tenant is hereby granted the right within sixty (60) days of receipt of the Annual Operating Expense Reconciliation, to audit the books and records of the Landlord relating to Operating Expenses, and such audit shall be done by a qualified professional auditor selected by Tenant at the Landlord's office where books and records are maintained or at such other place as Landlord may reasonably designate. The Landlord shall pay the reasonable and customary cost of any audit which reveals a discrepancy in excess of five (5%) percent, and the Operating Expenses paid by Tenant shall be adjusted accordingly.

(9)      SERVICES AND UTILITIES:
         -----------------------

         (a) The Landlord hereby covenants and agrees to maintain in good condition and repair the foundation, roof, elevators, exterior masonry walls of the Building and all common areas in the Building and on the Developed Parcel, as well as sewer, water and other pipes and conduits located beyond the boundaries of the Leased Premises; and to make all repairs becoming necessary by reason of any structural defects in the Building; provided, however, that Landlord shall not be required to make any repairs necessitated by reason of any act or omission of Tenant, its officers, agents, employees, visitors, or anyone claiming under Tenant, or caused by any alteration, addition, or improvement made by Tenant or anyone claiming under Tenant, and that if Landlord does make any such repairs Tenant shall promptly, upon demand, reimburse to Landlord the cost thereof.

         (b) The Landlord shall maintain, operate and repair heating, ventilation, air conditioning, plumbing and sprinkler systems (hereinafter known as the "Systems") and shall provide:

                  (i) Heating, ventilating and air conditioning in the Leased Premises at the temperature required in Landlord's judgment for a comfortable occupancy of the Leased Premises during normal business hours (that is, daytime hours of 8:00 a.m. through 6:00 p.m. weekdays and 8:00 a.m. to 1:00 p.m. on Saturdays, excluding Sunday and Holidays). Because of System requirements, if Tenant shall require air conditioning or heating service at any other time, Landlord shall furnish such "after hours" air conditioning or heating service upon reasonable advance notice from Tenant and Tenant shall pay Landlord's actual cost. A minimum charge for two (2) hours of "after hours" service will be made for any such service.

                           Use of the Leased Premises (or any part thereof) in a manner exceeding the designed conditions therefor for air conditioning services, or rearrangement of partitioning which interferes with normal operation of the Systems, or use of computer or data processing machines may require changes in the System service for the Leased Premises.

                           Tenant acknowledges and agrees that it shall cause a separate ventilating and air conditioning system to be installed to serve as the primary system to provide ventilation, cooling and air conditioning service on those floor(s) of the Leased Premises which house Tenant's main data processing and computer systems. Such ventilation, cooling and air conditioning system shall be installed, maintained and operated at Tenant's sole expense and shall be connected to a separate electric meter with such electric consumption being invoiced and paid directly to Tenant.

                           Such changes so occasioned for the Leased Premises shall be made by Tenant at its expense but subject to Landlord's approval. Tenant agrees to cooperate through the use of lowered or closed venetian blinds or other window coverings whenever required for proper operation of the System.

              (ii) Cold water for drinks, lavatory and toilet purposes and hot water for lavatory purposes.

         (c) The Landlord shall provide electricity consumed in the Leased Premises for normal lighting, air conditioning and operation of the Tenant's normal office equipment only. However, Landlord shall not be liable in any way to Tenant for any failure or default in supply or character of electric current furnished to the Leased Premises unless due to the negligence and/or willful misconduct of Landlord, its contractors or employees. Landlord shall supply the Leased Premises with required lamps, bulbs, ballast, starters, and replacements thereof in the ordinary course of business, with Tenant's cooperation, through proper communication of need for said replacement items. Tenant's use of electric current in the Leased Premises shall not at any time exceed the capability of the electrical conductors and equipment in or otherwise servicing the Leased Premises. Tenant shall not make or perform or permit any alterations to wiring, installations, lighting fixtures or other electrical facilities in any manner without prior written consent of Landlord. In each instance, should Landlord grant any such consent for additional risers or other equipment required thereof, such equipment shall be installed by Landlord or Landlord's approved agent and the cost thereof shall be paid by Tenant upon Landlord's demand. As a condition to grant any such consent, Landlord may require that Tenant agree to an increase in the Additional Rent payable hereunder by an amount which will reflect the value to Tenant of the additional electrical current to be made available to the Tenant. Such calculation, if required, may be determined by a reputable independent electrical engineer to be selected by Landlord with the cost of said engineer to be paid equally by both parties.

         (d) Tenant will not install or operate in the Leased Premises any heavy duty electrical equipment or machinery, without first obtaining prior written consent of Landlord. Landlord may require, as a condition to its consent for the installation of such equipment or machinery, payment by Tenant of additional rent for excess consumption of electricity that may be occasioned by the operation of said equipment or machinery. Landlord may make periodic inspections of the Leased Premises at reasonable times to determine that Tenant's electrically operated equipment and machinery complies with the provisions of this section and to review for excessive heat generation.

         Any individual piece of electrically operated machinery or equipment that draws in excess of two (2) kilowatts shall be deemed as requiring excess electrical current. The total average consumption of electricity in excess of five (5) watts per square foot for the Leased Premises shall also be deemed excessive.

         Landlord may require that one or more separate meters be installed to record the consumption or use of electricity, or shall have the right to cause a reputable independent electrical engineer to survey and determine the quantity of electricity consumed by such excessive use. The cost of any such survey or meters and of installation, maintenance and repair thereof shall be paid for by Tenant. Tenant agrees to pay Landlord (or the utility company, if direct service is provided by the utility company), promptly upon demand therefor, for all such electric consumption and demand as shown by said meters, or a flat monthly charge determined by the survey, as applicable, at the rates charged for such service by the local public utility company. If Tenant's cost of electricity based on meter readings is to be paid to Landlord, Tenant shall pay a service charge related thereto.

         The parties hereto agree that Tenant will be installing and operating its information technology and imaging processing equipment on the third floor of the Leased Premises and that the electrical wiring and outlets required to power such equipment and systems and the cooling system to be installed by Tenant for such third floor space shall be connected to a separate meter and invoiced directly to Tenant. Consequently, such electrical consumption related directly to such equipment and cooling system shall not be taken into consideration by Landlord in monitoring excess electrical current use by Tenant. No other electrical wiring on the third floor of the Leased Premises shall be connected to such special meter.

         (e) Landlord shall not be liable for its failure to maintain comfortable atmospheric conditions in all or any portion of the Leased Premises due to heat generated by any equipment or machinery installed by Tenant (with or without Landlord's consent) that exceeds generally accepted engineering design practices for normal office purposes. If Tenant desires additional cooling to offset excessive heat generated by such equipment or machinery, Tenant shall pay for auxiliary cooling equipment and its operating costs including without limitation electricity, gas, oil and water, and/or pay for excess electrical consumption by the existing cooling system, as appropriate.

         (f) The Landlord shall also provide the cleaning services detailed on Exhibit "E."

(10)     USE OF LEASED PREMISES:
         -----------------------

         (a) Tenant shall use and occupy the Leased Premises for general business offices and no other purpose, except that Tenant shall be entitled to use and occupy the Retail Level and Plaza Level of the Leased Premises for retail and showroom purposes.

         (b) Tenant, at its expense, shall comply with all Federal, State, County and City laws, ordinances, rules and regulations affecting the use or occupancy of the Leased Premises by Tenant or the business at any time transacted by Tenant;

         (c) As of the commencement date of this Lease, the Leased Premises shall be in compliance with all applicable laws, ordinances, rules and regulations of governmental authorities.

         (d) Tenant shall comply with all the Rules and Regulations which have been adopted by Landlord, attached as Exhibit "F," (and such reasonable changes or additions thereto) for the protection and welfare of the Building, the Developed Parcel and other tenants. Landlord shall enforce such rules and regulations in a uniform and non-discriminatory manner as to all tenants in the building.

         (e) Tenant shall also comply with all the terms and conditions contained in the Air Rights Lease.

(11)     PARKING:
         -------

         Parking will be provided to Tenant in accordance with Exhibit "G" attached hereto.

(12)     CONTINUANCE OF OCCUPANCY:
         ------------------------

         It is further agreed by Landlord and Tenant that Tenant shall physically occupy the Leased Premises during the entire original term and renewal term, if any, inasmuch as Tenant's continued occupancy of the Leased Premises and the regular conduct of its business therein are of utmost importance to the Landlord in the renewal of other leases in the Building, in the renting of vacant space to other tenants and in the maintenance of the character and quality of the Building. Thus should Tenant move out of the Leased Premises prior to its lease expiration without the consent of Landlord, the Tenant shall have breached its lease obligation herein and in such case Landlord may exercise any and all remedies for default provided by this Lease or by law.

(13)     REPAIRS:
         -------

         (a) Tenant shall at its expense keep in good order, condition, and repair the interior of the Leased Premises, excluding such items as Building HVAC equipment, structural systems and lighting. However, Tenant shall pay for any and all damage caused by negligence of Tenant, its officers, agents, employees and guests. Tenant shall not be obligated to pay for any damage caused to the Leased Premises caused by the negligence of Landlord, its officers, agents, employees and guests. Landlord shall keep in good order, condition, and repair the exterior and common areas of the Building.

         (b) If Tenant fails to maintain and repair the Leased Premises as required by Subparagraph (13)(a), Landlord may, on ten (10) days prior notice (except that no notice shall be required in case of emergency), enter the Leased Premises and perform such maintenance or repair on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

(14)     ALTERATIONS:
         -----------

         No alterations, modifications, additions or installations to the Leased Premises costing in excess of two thousand five hundred dollars ($2,500.00) per occurrence to complete shall be made unless the Landlord shall first have given written approval of the plans and specifications thereof (provided, however, that Tenant shall not make any modifications to the location of interior walls without Landlord's prior consent), and shall have been protected, to the Landlord's satisfaction, against any cost or damage incidental thereto. Prior to any approved construction, Tenant shall first have secured all necessary building and other permits. Tenant agrees to make such alterations, modifications, additions or installations to the Leased Premises as may be required by building, OSHA, or other applicable regulations or local codes in the jurisdiction in which the Leased Premises are located. No alterations, modifications, additions or installations shall be made which in any way conflict with the requirements of Landlord's insurance company. All such alterations, modifications, additions, or installations, when made, shall become, unless the Landlord elects otherwise as provided in Paragraph (16) hereof, the property of the Landlord and shall remain upon and be surrendered with said Leased Premises as a part thereof at the end of the term of this Lease.

(15)     FIXTURES AND UNAUTHORIZED USE OF PREMISES:
         ------------------------------------------

         Tenant shall not without Landlord's prior written consent attach any fixtures in or to the Leased Premises or change, alter, or make additions to the Leased Premises nor permit any annoying sound device, install any additional locks, overload any floor, or deface the Leased Premises. Any attached fixtures or any alterations, additions, or improvements made or attached by Tenant shall on the expiration or termination of this Lease, if requested by Landlord, be promptly removed at Tenant's expense, and the Leased Premises restored by Tenant at its expense to its original condition, ordinary wear and tear excepted. Any such fixture, alteration, addition and/or improvement not requested to be moved shall remain on the Leased Premises and shall become and remain the property of Landlord. All Tenant's fixtures, installations, and personal property not removed from the Leased Premises upon expiration or termination and not required by Landlord to have been removed as provided in this Paragraph shall be conclusively presumed to have been abandoned by Tenant, and title thereto shall pass to Landlord under this Lease as by a bill of sale.

(16)     WARRANTY OF QUIET ENJOYMENT:
         ---------------------------

         Tenant, upon paying the rents and keeping and performing the covenants of this Lease to be performed by Tenant, shall peacefully and quietly hold, occupy, and enjoy said Leased Premises during said term or any renewal thereof.

(17)     INTERRUPTION OF SERVICE:
         -----------------------

         Landlord does not warrant that any services to be provided by Landlord will be free from interruption due to causes beyond Landlord's reasonable control. Temporary interruption of services or unavoidable delay in the making of repairs shall not be deemed an eviction or disturbance of Tenant's use and possession nor render Landlord liable to Tenant for damage by abatement of rent or otherwise nor relieve Tenant from performance of its obligations under this Lease.

(18)     RIGHTS RESERVED BY LANDLORD:
         ---------------------------

         Landlord shall have the following rights exercisable without notice and without liability to Tenant:

         (a)      To change the name or street address of the Building;

         (b)      To have pass keys to the Leased Premises;

         (c) To require all persons entering or leaving the Building during such hours as Landlord may from time to time reasonably determine to identify themselves to a watchman by registration or otherwise, and to establish their right to enter or leave, and to exclude or expel any peddler, solicitor or beggar at any time from the Developed Parcel or the Building;

         (d) To approve the weight, size and location of safes, computers, and other heavy articles or equipment in and about the Leased Premises and to require all such items and other office furniture and equipment to be moved in and out of the Building only at such times and in such manner as Landlord shall direct and in all events at Tenant's sole risk and responsibility;

         (e) Landlord may, at its expense, relocate those portions of the Tenant's Leased Premises upon which Tenant occupies only partial floors within the Building in order to facilitate leasing of the Building and/or construction and/or alterations of the Building, provided, however, that Landlord shall under no circumstances be entitled to relocate less than all of Tenant's space on any partial floor occupied by Tenant, and such relocation shall be within the same building as the space being relocated, and further provided that Landlord shall under no circumstance be entitled to relocate Tenant for any portion or partial space occupied by Tenant as part of the Leased Premises on the Retail Level or Plaza Level of the Leased Premises;

         (f) Landlord or its agents shall have the right upon at least twenty-four (24) hours prior notice to Tenant to enter the Leased Premises at reasonable times during normal business hours for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or tenants, making such alterations, repairs, improvements or additions to the Leased Premises as Landlord may deem necessary or desirable. Landlord may at any time place on or about the Leased Premises any ordinary "For Sale" signs; and,

         (g) Within six (6) months prior to the date of the expiration of this Lease, Landlord or its agents shall have the right upon at least twenty-four (24) hours prior notice to Tenant to enter the Leased Premises at all reasonable times during normal business hours for the purpose of exhibiting the Leased Premises to prospective tenants.

         (h) At any time after the completion of the Building, Landlord shall have the right to change the arrangement or location of such of the following as are not contained within the Leased Premises or any part thereof: entrances, signs, passageways, doors and doorways, corridors, stairs, toilets and other like public service portions of the Building; providing, however, that in no event shall Landlord make any change which shall diminish the area of the Leased Premises, make any change which shall interfere with the access to the Leased Premises from and through the Building, or change the character of the Building from that of a first-class office building.

(19)     FIRE OR OTHER CASUALTY:
         -----------------------

         Should the Leased Premises be damaged or destroyed by any cause and such damage or destruction be of such a nature that it may be repaired or restored within a period of one hundred twenty (120) days after the occurrence, then this Lease shall not terminate, but it shall be the obligation of Landlord to repair or restore the Leased Premises as nearly as possible to its condition prior to such damage or destruction, and the Landlord shall proceed promptly to make such repairs or restoration; provided, however, that such repairs or restoration can be made by Landlord for an amount not in excess of the amount recovered by Landlord on the fire, extended coverage and all risk insurance. There shall be an equitable abatement of rent during the period that the Leased Premises may be wholly or partially unavailable for use by Tenant for the operation of its business.

         Should the damage or destruction be of a character that will not permit repair or restoration of the Leased Premises within the one hundred twenty (120) days after the occurrence thereof, or if the cost of such repair or restoration exceeds Landlord's insurance recovery, Landlord shall give Tenant written notice within forty-five (45) days of such damage or destruction whether such Leased Premises can or will be rebuilt within such one hundred and twenty (120) day period, and thereafter, either Landlord or Tenant shall have the privilege of canceling the unexpired term of this Lease upon giving written notice to the other within fifteen (15) days after delivery of such notice by Landlord to Tenant.

(20)     INSURANCE:
         ----------

         (a) Landlord shall keep the Building insured against loss by fire or other casualty with both extended coverage and all risk coverage in an amount reasonably determined by the Landlord. In the event that the Landlord's cost of premiums on such insurance increases due to the hazardous nature of the use and occupancy by

                  Tenant of the Leased Premises, then the entire increase in such insurance cost shall be paid by Tenant in a lump sum upon receipt of invoice from Landlord.

         (b) Landlord shall maintain public liability insurance for the common areas and the exterior of the Building, as well as the sidewalks and the parking lot on the Developed Parcel with limits of (a) at least One Million Dollars ($1,000,000.00) for bodily injury, including death and property damage, and (b) at least One Million Dollars ($1,000,000.00) aggregate.

         (c) Tenant shall, at all times during the term hereof, at its own expense, carry and keep in full force and effect in companies satisfactory to Landlord, public liability insurance in form reasonably satisfactory to Landlord, with limits of (a) at least ONE MILLION DOLLARS ($1,000,000.00) for bodily injury, including death, and property damage, and (b) at least ONE MILLION DOLLARS ($1,000,000.00) aggregate. Landlord may increase the above limits to such greater amounts of insurance coverage as Landlord may from time to time reasonably require. Tenant shall also carry Worker's Compensation insurance for all of Tenant's employees working in the Leased Premises, in an amount sufficient to comply with applicable laws or regulations. Tenant may elect to self insure with respect to the worker's compensation insurance requirements herein.

         (d) All property in the Leased Premises, in the Building or on the Developed Parcel, belonging to Tenant, its agents, employees, or invitees or to any other person, shall be there at the risk of Tenant or such other person only, and Landlord shall not be liable for damage thereto or loss thereof, except for damage or loss arising out of theft or misappropriation occasioned by Landlord or its employees. In furtherance of this provision, Tenant shall, during the entire term of this Lease, keep in full force and effect insurance upon all property situated in the Leased Premises owned by Tenant or for which Tenant is legally liable and also upon fixtures and improvements installed in the Leased Premises by or on behalf of Tenant. Such policies shall be for an amount of not less than one hundred percent (100%) of the full replacement cost with protection against (at a minimum) fire or other casualty, with both extended coverage and all risk coverage.

         (e) All public liability insurance policies maintained by Tenant shall name the Landlord as an additional party insured, and the Tenant as a named party insured and shall contain a provision that the same may not be canceled or changed without giving to the Landlord at least thirty (30) days written notice prior to expiration or cancellation of any such policy. Tenant shall furnish to Landlord a certificate of insurance for each insurance policy, and if requested by Landlord, a copy of such policy(ies) of insurance. Furthermore, renewals of such insurance policies shall be presented to Landlord at least thirty (30) days before the expiration of such insurance coverages.

         (f) Landlord and Tenant, for themselves and their respective insurers, agree to and do hereby release each other of and from any and all claims, demands, actions and causes of action that each may have or claim to have against the other for loss or damage to the property of the other, both real and personal, caused by or resulting from casualties insured against, or, if there is no insurance, caused by or resulting from casualties customarily insurable under ordinary fire insurance policies with both extended and all risk coverage, notwithstanding that any such loss or damage may be due to or result from the negligence of either of the parties hereto or their respective employees or agents.

         (g) Landlord, its agents and employees shall not be liable for losses or damages as a result of any injury to any person or damage to property (except for damage to the Building itself) sustained by Tenant, by Tenant's agents or employees, by any occupant of the Leased Premises, the Building or the Developed Parcel, or by any other person, occurring or resulting directly or indirectly from any existing or future condition, defect, matter, or thing in the Leased Premises, in the Building or on the Developed Parcel or from equipment or appurtenance therein or from accident or from any occurrence, act, or from negligence or omission of any tenant, occupant or any other person; but nothing in this Subparagraph (g) shall be deemed to relieve Landlord from liability for damages for bodily injuries to any person caused by or resulting from the negligence of Landlord, its agents or employees.


(21)     INDEMNIFICATION:
         ---------------

         (a) Tenant shall indemnify and hold Landlord (and any mortgagee of Landlord) harmless from and against all claims, actions, lawsuits, damages, liabilities, expenses and costs (including reasonable attorneys' fees) for any loss of life, bodily injury or property damage to the extent caused by or resulting from: 1) the use or occupancy of the Leased Premises, the Building, or the Developed Parcel by the Tenant, its officers, agents, employees, invitees, guests, assignees or subtenants;
                  2) any occurrence within the Leased Premises; 3) a breach of this Lease by the Tenant; or 4) any negligent act or omission or misconduct on the part of Tenant, its officers, agents, employees, invitees, guests, assignees or subtenants. Nothing in this Paragraph shall require Tenant to indemnify Landlord for damage to the Building, to the extent released in Paragraph (20)(f) of this Lease.

         (b) Landlord shall indemnify and hold Tenant harmless from and against all claims, actions, law suits, damages, liabilities, expenses and costs for any loss of life, bodily injury or property damage to the extent caused by or resulting from: (i) any occurrence arising out of the negligent actions of Landlord, its agents or employees, except to the extent resulting from the negligent acts, omissions, or misconduct of Tenant, its agents, employees, invitees or guests; or (ii) a breach of this Lease by the Landlord, except that Landlord shall under no circumstances be liable to Tenant for damage to Tenant's personal property located within the Lease Premises. Nothing in this paragraph shall require Landlord to indemnify Tenant for damage to the Building or Leased Premises, to the extent released in paragraph 20(f) of this Lease.

(22)     BROKER'S COMMISSION:
         --------------------

         Tenant represents that it has dealt directly with Staubach Company, Inc. (and only with), (as broker) in connection with this Lease and that no other broker negotiated or participated in the negotiations of this Lease or submitted or showed the Leased Premises to it or is entitled to any commission in connection therewith. Landlord shall be liable for the payment of any commission due to the broker named in this Paragraph; however, if there is a violation of the representation herein made by Tenant, and any other broker claims a commission from Landlord, Tenant shall indemnify and hold the Landlord harmless from such claim.

(23)     SUBORDINATION AND ATTORNMENT:
         -----------------------------

         (a) The Tenant accepts this Lease subject and subordinate to the Air Rights Lease, any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Developed Parcel and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, shall elect to have this Lease prior to the lien of its mortgage, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, whether this Lease is dated prior or subsequent to the date of said mortgage, or the date of recording thereof.

         (b) Although the provisions of Paragraph (23)(a) shall be self operative, Tenant agrees, upon request of Landlord or Landlord's lender, to execute any documents required to effectuate any attornment, a subordination or to make this Lease prior to the lien of any mortgage. Tenant's failure to execute such documents within 10 days after written demand shall constitute a material default by Tenant hereunder.

         (c) If by reason of a default under the mortgage upon the Developed Parcel, the interest of Landlord in the Developed Parcel is terminated, the Tenant will attorn to the holder of such mortgage (or to any person or entity to which the Developed Parcel is conveyed by such holder) and will recognize such holder, person or entity as Tenant's landlord under this Lease. Tenant agrees to execute and deliver, at any time and from time to time, upon the request of Landlord or of the Landlord's lender any instrument which may be necessary or appropriate to evidence such attornment. Tenant further waives the provision of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Leased Premises in the event any proceeding is brought by Landlord's lender to terminate the interest of the Landlord in the Developed Parcel, and agrees that this Lease shall not be affected in any way whatsoever by any such proceeding.

(24)     ASSIGNMENT AND SUBLETTING:
         --------------------------

         Tenant shall not assign, mortgage or encumber this Lease nor sublet or permit the Leased Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance. The consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant from obtaining the consent of the Landlord to any further assignment or subletting. The consent by Landlord will not be given unless: a) the subtenant or assignee assumes the Tenant's obligations under this Lease; and b) Tenant remains liable for all its obligations under this Lease, including extensions or renewals provided for herein. Nor will consent be given if Tenant is in default under this Lease. Tenant shall notify Landlord of the name of each proposed assignee or subtenant and shall provide information to Landlord pursuant to the financial standing of the proposed assignee or subtenant and shall offer to surrender such space to Landlord.

         In no event shall proposed subtenant or assignee be an existing tenant of the Building or its subtenant or assignee. In no event shall the proposed subtenant or assignee be a person or entity with whom Landlord or its agent is negotiating and to or from whom Landlord, or its agent, has given or received any written or oral proposal within the past one hundred twenty (120) days regarding a lease of space in the Building.

         Landlord reserves the right to require as additional rent, one-half of any subtenant or assignee rent which is in excess of the base rent and additional rent then being paid by Tenant pursuant to this Lease, and any other profit or gain realized by Tenant from such assignment or subletting. All sums payable hereunder by Tenant shall be paid as additional rent upon receipt by Tenant or upon request by Landlord.

(25)     EMINENT DOMAIN:
         ---------------

         Tenant agrees that if the Leased Premises, or any part thereof, shall be taken or condemned for public or quasi-public use or purpose by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation, whether such amount be awarded for diminution in value to the leasehold or to the fee. It is agreed that the full amount of such award, if any, made by the taking authorities shall be paid to and retained by Landlord, free of any claim by Tenant to any portion thereof, and all rights of Tenant to damages therefor, if any, are hereby assigned by Tenant to Landlord. In the event that all or any part of the Leased Premises shall be taken or condemned by any governmental authority, the effect of which taking is such that the Leased Premises is rendered unusable by Tenant, in Tenant's reasonable discretion, for the operation of its normal business within the Leased Premises, then the term of this Lease shall cease and terminate from the date on which the Tenant is required, by such taking authority, to surrender possession of said Leased Premises and the Tenant shall not have nor make any claim against Landlord for the value of any unexpired term of this Lease. In the event that a portion of the Leased Premises shall be taken or condemned by any governmental authority, which taking does not render the Leased Premises unusable by Tenant, in Tenant's reasonable discretion, then this Lease shall continue in full force and effect, and rent shall abate in an amount which bears the same ratio to the Annual Base Rent as the value of the floor space taken bears to the value of the total floor space of the Leased Premises. All rentals and other sums payable by Tenant hereunder shall be adjusted to the date on which Tenant is required, by the taking authority, to surrender possession of the Leased Premises or portion of the Leased Premises so taken. Nothing herein shall prevent Tenant from seeking a separate award for the taking of any fixtures or other property within the Leased Premises owned by Tenant.

(26)     ESTOPPEL CERTIFICATE:
         --------------------

         (a) Tenant shall at any time upon not less than ten (10) business days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing: (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect) and the date to which rent and other charges are paid in advance, if any, and (ii) acknowledging that there are no uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Such statement shall be in a form as Landlord, purchaser or mortgagee shall require. Any such statement may be conclusively relied upon by any prospective purchaser or mortgagee of the Leased Premises, or the lessor under the Air Rights Lease.

         (b) Tenant's failure to deliver such statement within one (1) business day after receipt of written notice from Landlord of Tenant's failure to provide such statement within such time shall be a material default under this Lease or, at Landlord's option, Tenant's failure to furnish such statement within one
                  (1) business day after receipt of written notice from Landlord of Tenant's failure to provide such statement within such time, shall be conclusive upon Tenant: (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rent has been paid in advance or such failure may be considered by Landlord as a default by Tenant under this Lease.



(27)     DEFAULT; REMEDIES UPON DEFAULT:
         ------------------------------

         (a) Each of the following shall be a Default hereunder: (i) the failure of Tenant to pay when due any installment of Monthly Base Rent, Additional Rent or any other charge hereunder within ten (10) days after the receipt of written notice from Landlord of such failure to pay; (ii) the failure of Tenant to timely or fully perform or observe any other provision of this Lease and the continuation of such failure for twenty (20) days after Landlord gives Tenant notice thereof, provided that is such failure is not reasonably susceptible to being cured within such twenty (20) day period and provided Tenant promptly commences and continuously and diligently pursues such cure, Tenant shall have such additional time, not to exceed sixty (60) days, as is reasonably required to effect such cure; (iii) the breach by Tenant of any representation or warranty in this Lease; (iv) the filing by or against Tenant or any guarantor hereof of any petition in bankruptcy; (v) the filing of any voluntary or involuntary proceeding instituted to declare Tenant or any guarantor hereof insolvent or unable to pay its debts as they mature; (vi) the making by Tenant or any guarantor hereof of an assignment for the benefit of its creditors; or (vii) the appointment of a trustee or receiver for Tenant or any guarantor hereof or for the major part of Tenant's or guarantor's property.

         (b) Upon and after a Default, Landlord shall have the following remedies in addition to all other remedies allowed at law or in equity or elsewhere in this Lease, all of which shall be cumulative and not in the alternative and any or all of which may be exercised successively or concurrently and at such time or times as Landlord elects, except as provided to the contrary below:

                  (i) Landlord shall have the right to terminate this Lease or to terminate Tenant's right to possession of the Leased Premises without terminating this Lease, but in either event Tenant shall surrender possession of and vacate the Leased Premises immediately upon Landlord's notice to Tenant of either such termination and Landlord shall have the further right to enter the Leased Premises with or without process of law, retake possession of the Leased Premises and expel or remove Tenant (or anyone occupying the Leased Premises) and its effects therefrom without being liable or subject to prosecution or any claim for damages therefor. In such event, Landlord shall retain possession of the Leased Premises and shall use reasonable efforts to relet the Leased Premises or any part thereof as agent for Tenant for such rent and other consideration, for such time and upon such terms and conditions as Landlord determines appropriate. Landlord shall have no duty to accept any tenant offered by Tenant or to observe any instructions given by Tenant concerning such reletting. If the consideration collected by Landlord during the remainder of the term by reason of such reletting exceeds the Annual Base Rent, Additional Rent and other charges hereunder for the remainder of the term, Landlord shall pay such excess to Tenant within sixty (60) days after the expiration of the term.

                  (ii) Landlord shall have the right to terminate Tenant's right to possession of the Leased Premises without terminating this Lease and to recover from Tenant within ten (10) days after Landlord's demand a sum equal to the entire amount of the Annual Base Rent, Additional Rent and other charges hereunder for the remainder of the Term. If, due to escalation mechanisms in this Lease or other factors, the balance of the Annual Base Rent, Additional Rent and other charges due for the remainder of the Lease term cannot be precisely determined as of the date of such termination, Tenant shall pay the amount Landlord reasonably estimates would result from such escalation mechanisms and other factors. Upon the expiration of the term or at such earlier time as may be practicable, Landlord shall determine the actual Annual Base Rent, Additional Rent and other charges hereunder and Landlord or Tenant shall pay to the other the resulting excess or deficiency, as the case may be.

             (iii) Landlord shall have the right to terminate this Lease and to recover from Tenant immediately all losses and damages suffered or incurred by Landlord by reason of such termination, including without limitation the excess of all Annual Base Rent, Additional Rent and other charges hereunder for what would have been the balance of the term in the absence of any such termination over the aggregate fair market rental value of the Leased Premises during the same period of time.

              (iv) Landlord shall have the right, except in the case where Tenant is contesting in good faith in proceedings brought by Tenant in an appropriate court of law such claim of default, but not the duty to perform any of Tenant's obligations hereunder which Tenant has not timely and fully performed and to charge to Tenant the cost of such performance, together with a service charge of ten percent (10%) of such cost, to compensate Landlord for administrative and other services associated with such performance.

              (v) If Landlord is not permitted to terminate this Lease as provided above because of the provisions of Title 11 of the United States Code relating to bankruptcy, then Landlord shall have the right to require Tenant as a debtor in possession or any trustee for Tenant, within no more than thirty (30) days upon request by Landlord to the Bankruptcy Court, to assume or reject this Lease and Tenant on behalf of itself, and any trustee, agrees not to seek or request any extension or adjournment of any application by Landlord to assume or reject this Lease. In such event, Tenant or any trustee for Tenant may only assume this Lease if
                           (A) it cures or provides adequate assurance that the Tenant will promptly cure any default hereunder, (B) compensates or provides adequate assurance that Tenant will promptly compensate Landlord for any actual pecuniary loss of Landlord resulting from Tenant's defaults hereunder, and (C) provides adequate assurance of performance during the full term of all of the Tenant's obligations under this Lease. In no event after the assumption of this Lease shall any then-existing default remain uncured for a period in excess of the earlier of ten (10) days or the time period set forth herein.

              (vi) Landlord shall have the right to recover from Tenant, if Landlord relets or attempts to relet the Leased Premises, all costs and expenses incurred in connection with such reletting, including without limitation broker's commissions, advertising costs, reasonable legal fees for lease preparation and negotiations and the cost of alterations or improvements to the Leased Premises.

             (vii) Notwithstanding anything to the contrary contained in this Section 27, nothing herein shall be construed so as to relieve Landlord of its obligation to use reasonable efforts to mitigate its damages in the event of any default or breach by Tenant.

         (c) Any property which may be removed from the Leased Premises by the Landlord pursuant to the authority of the Lease or of law to which the Tenant is or may be entitled may be handled, removed, or stored in a commercial warehouse or otherwise by the Landlord at the risk, cost, and expense of the Tenant. Landlord shall in no event be responsible for the value, preservation, or safekeeping thereof. The Tenant shall pay to the Landlord, upon demand, all expenses incurred in such removal and all storage charges against such property. Any such property of Tenant not removed from the Leased Premises or retaken from storage by Tenant within thirty (30) days after the end of the term of this Lease, however terminated, shall be conclusively deemed to have been abandoned by Tenant.

         (d) If Tenant violates any of the terms and provisions of this Lease or defaults in any of its obligations hereunder other than the payment of rent or other sums payable hereunder, such violation may be restrained or such obligation enforced by injunction.

                  Any costs and expenses incurred by Landlord (including, without limitation, reasonable attorney's fees) in enforcing any of its rights or remedies under this Lease shall be deemed to be Additional Rental and shall be repaid to Landlord by Tenant upon demand.

(28)     HOLDING OVER:
         ------------

         Tenant shall pay Landlord for each month, or part thereof, that Tenant retains possession of the Leased Premises or any part thereof after termination or expiration of the term of this Lease one hundred and fifty (150%) percent of the amount of the monthly rent then required by the terms hereof and also pay all damages sustained by Landlord by reason of such retention.

(29)     REDELIVERY OF PREMISES:
         -----------------------

         Tenant shall, on the expiration of this Lease, deliver up the Leased Premises in as good order and condition as it now is or may be put by Landlord, reasonable use and ordinary wear and tear thereof and damage by fire or other unavoidable casualty, condemnation or appropriation excepted. Tenant shall promptly surrender all keys to the Leased Premises to Landlord.

(30)     CUMULATIVE REMEDIES:
         -------------------

         No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

(31)     INTEREST ON PAST DUE OBLIGATIONS:
         ---------------------------------

         Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

(32)     ATTORNEYS' FEES:
         ----------------

         In the event any sums payable to Landlord hereunder are past due beyond any grace and/or notice and cure period and same are collected at law or through any attorney at law, Tenant shall pay all attorneys' fees and expenses which Landlord incurs in enforcing any obligation of the Lease. The parties hereto agree that the prevailing party in any action brought by either party against the other under the terms of this Lease Agreement shall be entitled to full reimbursement from such non-prevailing party for all attorney's fees and related costs of litigation incurred in any such proceedings by the prevailing party.

(33)     NOTICES:
         --------

         All notices required or permitted to be given to Tenant under this Lease shall be given to it at 2100 Section Road, Cincinnati, Ohio 45237. After occupancy of the Leased Premises, Tenant's address shall be 100 RiverCenter Blvd., Covington, Kentucky 41011.

         Any such notice to Landlord under this Lease shall be given to it at P.O. Box 75020, Cincinnati, OH 45275, Attn: Property Management. All notices shall be in writing and sent by certified mail, postage prepaid.

         Notice so mailed shall be effective upon the third day after its deposit into the mails. Notice given in any other manner shall be effective under this Paragraph (33) only if and when received by the addressee.

(34)     LANDLORD'S LIABILITY:
         ---------------------

         (a) The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title. In the event of any transfer of such title, Landlord herein named (and in case of any subsequent transfers, then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns, only during their respective periods of ownership. Tenant shall attorn to any such purchaser, grantee, assignee or transferee.

         (b) Tenant shall look solely to the estate and property of Landlord in the Developed Parcel for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms and provisions of this Lease to be kept, observed, and performed by Landlord, subject, however, to the prior rights of any mortgagee of all or any part of the property; no other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim. Nothing in this Lease shall be construed in any event whatsoever to impose any personal liability upon the trustees, officers or the shareholders of the Landlord, or of the general or limited partners comprising the Landlord, as Landlord herein or otherwise.

(35)     INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS:
         ----------------------------------------------

         This Lease including any exhibits, schedules or attachments, hereto, contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Tenant hereby acknowledges that neither any cooperating broker on this transaction nor the Landlord or any employees or agents of any of said persons has made any oral or written warranties or representations to Tenant relative to the condition or use by Tenant of said Leased Premises, the Building or the Developed Parcel.

(36)     WAIVERS:
         --------

         (a) No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Landlord or Tenant of the same or any other provision. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant.

         (b) The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

(37)     SEVERABILITY:
         -------------

         If any provision of this Lease (or portion thereof) shall at any time be deemed to be invalid, illegal or unenforceable by any court of competent jurisdiction, this Lease shall not be invalidated thereby. Any such provision shall be construed to be valid, legal and enforceable to the fullest extent permitted by law and this Lease shall be read and construed as if such invalid, illegal or unenforceable provision had not been contained herein.

(38)     RECORDING:
         ----------

         This Lease shall not be placed of record; however, either Landlord or Tenant shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes.

(39)     BINDING EFFECT:
         ---------------

         Subject to any provisions hereof restricting assignment or subletting by Tenant, this Lease shall be binding upon and inure to the benefit of the parties, their heirs, personal representatives, successors and assigns.

(40)     AUTHORITY:
         ----------

         If Tenant is a corporation, trust, general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity and shall, at the execution of this Lease, deliver to Landlord evidence of such authority satisfactory to Landlord.

(41)     CONFLICT:
         ---------

         Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provision.

(42)     GOVERNING LAW; FORUM:
         ---------------------

         This Lease is made under and is to be governed by the laws of the State of Kentucky. Any action arising out of this Lease shall be brought only in a court of competent jurisdiction in Kenton County, Kentucky.

(43)     JOINT AND SEVERAL OBLIGATIONS:
         ------------------------------

         In case two (2) or more persons or entities shall constitute the Tenant hereunder, the covenants, obligations, and agreements herein made binding upon the Tenant, shall be the joint and several obligations of such persons or entities, and in the event of the death or dissolution of any one or more of them, the survivors or survivor shall succeed to all Tenant's right, title and interest hereunder.

(44)     GUARANTORS:
         -----------

         The following person(s) or entity(ies) are guaranteeing the performance of Tenant's obligations under this Lease pursuant to separate
         instrument(s) entitled "Lease Guaranty":       None.
                                                   --------------
(45)     AIR RIGHTS LEASE:
         ----------------

          (a) The leasehold estate created by this Lease for the Plaza Level and floors 3, 5, 6, 7, 8, 9, 11, and 12 of the RiverCenter II Office Building constitutes a sublease of a portion of the premises demised to CPX RiverCenter Two Limited Partnership, as lessee, by the City of Covington, as lessor, by an instrument dated and recorded in the lease records of the Kenton County Clerk at Covington, Kentucky as follows: instrument dated August 1, 1988 and recorded September 8, 1988 at 10:22 a.m. in Lease Book 17, Page 645, Kenton County, Kentucky Clerk's records at Covington, Kentucky as assigned by Assignment and Assumption of Second Office Air Rights Lease Agreement and Grant of Easement by and between Corporex Companies, Inc. and CPX RiverCenter Development Corporation recorded September 8, 1988 in Miscellaneous Book 127, Page 762, Kenton County, Kentucky Clerk's records at Covington, Kentucky, as amended by First Amendment to Second Office Air Rights Lease Agreement recorded April 20, 1995 in Miscellaneous Book 301, Page 262, Kenton County, Kentucky Clerk's records at Covington, Kentucky, and as Subsequently amended by Second Amendment to Second Office Air Rights Lease Agreement recorded August 23, 1995 in Miscellaneous Book 315, Page 277, Kenton County, Kentucky Clerk's records at Covington, Kentucky, and as amended by the Third Amendment to Second Office Air Rights Lease Agreement and Grant of Easements dated December 12, 1995 and recorded December 13, 1995 in Miscellaneous Book 329, Page 92, of the Kenton County, Kentucky Clerk's records at Covington, Kentucky, and as subsequently assigned by Second Assignment and Assumption of Second Office Air Rights Lease Agreement and Grant of Easement by and between CPX-RiverCenter Development Corporation and CPX RiverCenter II Limited Partnership, a Kentucky limited partnership, dated September 4, 1996 and recorded September 6, 1996 in Miscellaneous Book 364, Page 314 Kenton County, Kentucky Clerk's records at Covington, Kentucky, demising the "Second Office Air Lot" as further set forth and described on the Plat of Covington RiverCenter recorded in Plat Envelope 1467, 1467A, 1468, and 1468A, and on the Amended Plat of Covington RiverCenter recorded on August 23, 1995 in Plat Envelope 1726, 1727, and 1728, Kenton County, Kentucky Clerk's records at Covington, Kentucky. Such instruments shall be collectively referred to under this Lease as the "Air Rights Lease". This Lease and all of Tenant's rights hereunder are and shall be subject and subordinate to the Air Rights Lease and the rights of all parties under such Air Rights Lease.

          (b) The leasehold estate created by this Lease for the Retail Level of the RiverCenter I office building constitutes a sublease of a portion of the premises demised to CPX RiverCenter Limited Partnership by that certain

               Office Air Rights Lease Agreement and Grant of Easements among The City of Covington, Kentucky, a municipal corporation, The City of Covington, Kentucky Municipal Properties Corporation, and Corporex Companies, Inc. dated as of August 1, 1988, and recorded September 8, 1988 at 9:54 a.m. in Lease Book 17, Page 452, Kenton County, Kentucky Clerk's records at Covington, Kentucky, as subsequently assigned by Corporex Companies, Inc. to CPX-RiverCenter Development Corporation, by Assignment and Assumption of Office Air Rights Lease Agreement and Grants of Easements dated as of August 1, 1988 and recorded September 8, 1988 at 10:25 a.m. in Miscellaneous Book 127, Page 746, Kenton County, Kentucky Clerk's records at Covington, Kentucky, and as confirmed by that certain Notice Confirming the issuance of the Certificate of Occupancy for the Office Building and confirming the Office Date of Occupancy, recorded September 28, 1990 in Miscellaneous Book 143, Page 808, Kenton County, Kentucky Clerk's records at Covington, Kentucky, and as subsequently assigned by CPX-RiverCenter Development Corporation to CPX RiverCenter Limited Partnership, by Second Assignment and Assumption of Office Air Rights Lease Agreement and Grant of Easements dated as of December 20, 1993 and recorded December 28, 1993 in Miscellaneous Book 247, Page 39, Kenton County Clerk's records at Covington, Kentucky, and as subsequently amended by this First Amendment to Office Air Rights Lease Agreement and Grant of Easements, dated as of April 11, 1995 and recorded April 20, 1995 in Miscellaneous Book 301, Page 257, Kenton County, Kentucky Clerk's records at Covington, Kentucky and as subsequently amended by the Second Amendment to Office Sir Rights Lease Agreement and Grant of Easements dated as of August 22, 1995 and recorded August 23, 1995 in Miscellaneous Book 315, Page 173 of the Kenton County Clerk's records at Covington, Kentucky, and as subsequently amended by Third Amendment to Office Air Rights lease Agreement and Grant of Easements, dated December 12, 1995 and recorded December 13, 1995 in Miscellaneous Book 329, Page 84 of the Kenton County Clerk's records at Covington, Kentucky, demising the "Office Air Lot" (as defined in said Lease), as further set forth and described on the Plat of Covington RiverCenter recorded on August 23, 1995 in Plat Envelope 1726, 1727, and 1728, Kenton County Clerk's Office at Covington, Kentucky.

(46)     FINANCIAL STATEMENTS:
         ---------------------

         Within (20) days of written request by Landlord, Tenant will provide Landlord with its most recent financial statement, certified to be true and correct by either Tenant's chief financial officer or an independent certified public accountant; provided, however, Landlord may only share such statements with its mortgagee, ground lessor, prospective mortgagees and ground lessors, purchasers and partners, and attorneys, accountants, and other advisors of Landlord and each of the foregoing.


(47)     HAZARDOUS SUBSTANCES:
         ---------------------

         For the purposes of this Lease, the term "Hazardous Substance" shall be interpreted broadly to mean (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) radioactive materials, (v) radon gas or
         (vi) any chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste" or "toxic substances" or words of similar impact under any applicable laws, including but not limited to, the Federal Water Pollution Act, as amended, 33 U.S.C. sec. 1251 ET SEQ., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. sec. 6901 ET SEQ., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. sec. 9601 ET SEQ., the Hazardous Materials Transportation Act, as amended, 49 U.S.C. sec. 1801 ET SEQ., or any other federal or state laws, in any amount which: (a) exceeds the "action level", "maximum allowable level", or any similar base level amount which is determined by any governmental or quasi-governmental authority or health advisory board (or any similar body) to be the maximum allowable or recommended concentration for the Hazardous Material in question; (b) results in any investigative or remedial order or activity by any governmental or quasi-governmental authority;
         (c) would constitute a health hazard to occupants of the Property; or
         (d) would result in any material disruption or interference with Tenant's use of the Premises.

         Tenant warrants and represents that it shall not use, store, treat, accumulate or transport Hazardous Substances at, on, to or from the Leased Premises during the Lease Term except in the ordinary conduct of its business and in a manner that complies with all federal, state, and local laws, regulations, and ordinances. Tenant additionally warrants and represents that Tenant's occupancy of the Leased Premises and its activities thereon shall not cause or result in any release, leak, discharge, spill, disposal, or emission of Hazardous Substances at, in, on, from or under the Leased Premises during or following the Lease Term.

         Tenant agrees to indemnify and hold Landlord harmless from any and all claims, damages, fines, judgements, penalties, costs, liabilities, or losses (including, without limitation reasonable sums paid for settlement of claims, attorneys fees, consultant and expert fees) arising during or after the Lease Term from or in connection with the presence of any Hazardous Substances in, on or under the Leased Premises during or after the Lease Term where the presence of such Hazardous Substances is caused by or arises from Tenant's occupancy of the Leased Premises or otherwise from Tenant's activities. Without limitation the foregoing, this Indemnification shall include reasonable costs incurred due to any investigation of the Leased Premises or any clean-up, removal or restoration mandated by a federal, state or local agency or political subdivision with respect to any such Hazardous Substance present on the Leased Premises during the Lease Term. The provisions of this paragraph shall survive the expiration or termination of this Lease.

         Landlord warrants and represents that, to the best of its knowledge, any use, storage, treatment, accumulation, or transportation of Hazardous Substances which has occurred in or on the Developed Parcel prior to the date hereof has been in compliance with the applicable federal, state, or local laws, regulations, and ordinances. Landlord additionally warrants and represents that, to the best of its knowledge, no release, leak, discharge, spill, disposal, or emission of Hazardous Substances has occurred in, or under the Developed Parcel prior to the date hereof.

         Landlord agrees to indemnify and hold the Tenant harmless from any and all claims, damages, fines, judgements, penalties, costs, liabilities, or losses (including without limitation reasonable sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the Lease Term from or in connection with the presence of any Hazardous Substance in, or under the Premises prior to the Lease Term. Without limiting the foregoing, this Indemnification shall include reasonable cost incurred due to any investigation of the Premises or any clean-up, removal or restoration mandated by a federal, state or local agency or political subdivision, with respect to any Hazardous Substance present on the Premises prior to the Lease Term other than such as may be caused by or arise out of Tenant's occupancy of the Leased Premises or from Tenant's activities. The provisions of this paragraph shall survive the expiration or termination of this Lease.

(48)     ADDITIONAL EXHIBITS:
         --------------------

         The following exhibits are attached hereto and incorporated into this Lease, in addition to previously identified Exhibits A, B, C, D, E, F, and G (identify additional exhibits by letter and title; if none, please so state): None.

(49)     CONSENTS:
         ---------

         Unless expressly stated to the contrary herein, anytime the consent of either Landlord or Tenant is required as to any matter, such consent shall not be unreasonably withheld, delayed or conditioned.

(50)     RIGHT OF RENEWAL:
         -----------------

         Provided Tenant is not in default during the initial term of this Lease, Tenant shall have the privilege of renewing this Lease for two additional terms of five (5) years each. The first renewal term, if exercised, shall commence upon the expiration of the initial term of this Lease. The second renewal term, shall commence on the expiration of the first renewal term, provided Tenant has exercised its option for the first renewal term.

         If Tenant desires to exercise a renewal option, Tenant shall give Landlord written notice of such intent at least twenty-four (24) months prior to the expiration of the initial term or the first renewal term. All the conditions which prevailed during the initial term shall also prevail during each renewal term, except only that:

         1. The Annual Base Rent and the Additional Rent shall be set at the then current market rate for the Towers of RiverCenter, but in no event less than the current

                  Annual Base Rent charged per square foot for the Leased Premises pursuant to this lease Agreement; and

         2. The Annual Base Rent shall escalate throughout the term of the renewal option by 3% annually.

         3. There shall be no financial incentives as previously granted to Tenant in this Lease (such as Landlord Incentives)

         Once Tenant exercises its right to renew, the parties shall have thirty
         (30) days to enter into a written lease or amendment to this Lease which establishes the new financial terms for the renewal.


         (51)     Intentionally omitted.

(52)     RIGHTS OF FIRST REFUSAL
         -----------------------

         (a)      For Floors 9 and 10, RiverCenter I Office Building:
                  ---------------------------------------------------

         Provided that Tenant is not in default under this Lease Agreement and in the event that Landlord at anytime, and from time to time, during the term of this Lease Agreement receives an offer(s) to rent all or portions of Floors 9 and/or 10 in the RiverCenter Tower I office building, Landlord hereby grants to Tenant a one-time right of first refusal to lease such space or portions thereof. This right will be explicitly subject to pre-existing rights, if any, of any other tenant in the complex, as they may apply to those spaces. Landlord shall notify Tenant when it receives a bona fide offer(s), acceptable to Landlord, to lease any part of or all of such expansion space. Tenant shall have ten (10) business days from receipt or delivery of written notice from Landlord to exercise its right of first refusal by entering into a written addendum(s) to this Lease Agreement for the expansion space. The first year annual rental rate per square foot for such additional space shall be calculated as the average rent per square foot (annualized) for all leases within building I of the Towers of RiverCenter as they exist in the month that Tenant notifies Landlord of its intent to exercise this right. The annual rental rate per square foot shall escalate 3% per annum. If such right of first refusal is exercised during the first five years of the Lease term, the expansion space shall have a term coterminous with the then remaining term of the primary lease term. If such right of first refusal is exercised during the second five years of the primary lease term or any extensions thereof, the expansion space term shall have a term coterminous with the primary lease term, but in no event less than 5 years. In the event that at the time of exercise of such right(s) of first refusal Tenant has less than 5 years remaining on the base lease term, then in order to exercise this right Tenant shall extend the lease term for the entire leased premises for a minimum of five (5) years from the date of occupancy of the latest occupied expansion space. No financial incentives previously granted to Gibson in the Lease Agreement shall apply to the right of first refusal space, except that Tenant shall be entitled to a $5.00 per occupiable square foot allowance towards retrofitting the space.

         If Tenant fails to exercise its right of first refusal and so lease upon the conditions set forth above, the Landlord may lease such expansion space or such portion(s) thereof, to any third party and Tenant shall have no further right of first refusal with regard to that part of the expansion space. Any space added pursuant to the written addendum shall thereafter become part of the Leased Premises and shall be subject to all other terms and conditions contained in this Lease Agreement.

         (b)      RiverCenter II Office Building:
                  -------------------------------

         Provided that Tenant is not in default under this Lease Agreement and in the event that Landlord at anytime, and from time to time, during the term of this Lease Agreement receives an offer(s) to rent all or portions of Floors 2, 4, and 10 in the RiverCenter Tower

         II office building, Landlord hereby grants to Tenant a continuing right of first refusal to lease such space or portions thereof. This right will be explicitly subject to any pre-existing rights of any other tenant in the complex, as they may apply to those spaces. Landlord shall notify Tenant when it receives a bona fide offer(s), acceptable to Landlord, to lease any part of or all of such expansion space. Tenant shall have ten (10) business days from receipt or delivery of written notice from Landlord to exercise its right of first refusal by entering into a written addendum(s) to this Lease Agreement for the expansion space. The first year annual rental rate per square foot for such additional space shall be calculated as the average rent per square foot (annualized) for all leases within buildings I and II of the Towers of RiverCenter as they exist in the month that Tenant notifies Landlord of its intent to exercise this right. The annual rental rate per square foot shall escalate 3% per annum. If such right of first refusal is exercised during the first five years of the Lease term, the expansion space shall have a term coterminous with the then remaining term of the primary lease term. If such right of first refusal is exercised during the second five years of the primary lease term or any extensions thereof, the expansion space term shall have a term coterminous with the primary lease term, but in no event less than 5 years. In the event that at the time of exercise of such right(s) of first refusal Tenant has less than 5 years remaining on the original lease term, then in order to exercise this right Tenant shall extend the lease term for the entire leased premises for a minimum of five (5) years from the date of occupancy of the latest occupied expansion space. No financial incentives previously granted to Gibson in the Lease Agreement shall apply to the right of first refusal space, except that Tenant shall be entitled to a $5.00 per occupiable square foot allowance towards retrofitting the space.

         If Tenant fails to exercise its right of first refusal and so lease upon the conditions set forth above, the Landlord may lease such expansion space or such portion(s) thereof, to any third party and Tenant shall have no further right of first refusal with regard to that part of the expansion space. Any space added pursuant to the written addendum shall thereafter become part of the Leased Premises and shall be subject to all other terms and conditions contained in this Lease Agreement.

         IN WITNESS WHEREOF, Landlord and Tenant have hereunto executed this Lease as of the day and year first above written.

WITNESSES:                 LANDLORD (as to the Plaza Level and Floors, 3, 5, 6,
                           7, 8, 9, 11, & 12, RiverCenter II Office Building
                           only):

                           CPX-RIVERCENTER TWO LIMITED
                           PARTNERSHIP, a Kentucky limited partnership
                           By:      CPX-RiverCenter Development
                                    Corporation, a Kentucky corporation
/s/ Martin C. Butler       Its:     General Partner
------------------------
Martin C. Butler
                           By: /s/ W. P. Butler
                               ---------------------
                               W. P. Butler
/s/ Robert MacLachlan      Its: President
------------------------       ---------------------
Robert MacLachlan

WITNESSES:                 LANDLORD (as to the Retail Level, RiverCenter I
                           Office Building only):

                           CPX-RIVERCENTER LIMITED PARTNERSHIP,
                           a Kentucky limited partnership
                           By:      CPX-RiverCenter Development
                                    Corporation, a Kentucky corporation

/s/ Martin C. Butler       Its:     General Partner
------------------------
Martin C. Butler

                           By:  /s/ W. P. Butler
                               ---------------------------
/s/ Robert MacLachlan      Its: President
------------------------       ---------------------------
Robert MacLachlan


WITNESSES:                 TENANT
                           ------

                           GIBSON GREETINGS, INC.




 /s/ Sharon A. Shelton        By:  /s/ J. Wilson
-----------------------           ----------------------------------
Sharon A. Shelton             ITS: Executive Vice President
                                  ---------------------------------
                                   Finance & Operations and
                                   Chief Financial Officer

/s/ Donita Konrad
-----------------------
Donita Konrad



STATE OF     KENTUCKY         )
           -------------      )     SS:
COUNTY OF    KENTON           )
           -------------

              The foregoing instrument was acknowledged before me this 13th day of August, 1998, by William P. Butler, the President of CPX-RiverCenter Development Corporation, a Kentucky corporation, general partner of CPX-RiverCenter Two Limited Partnership, a Kentucky limited partnership, Landlord in the foregoing Lease Agreement, on behalf of the corporation and the partnership.

                                       /s/ Martin C. Butler
                                       -----------------------------------
                                       NOTARY PUBLIC
                                       My Comm. Expires:__________________

                                                 MARTIN C. BUTLER
                                       Notary Public, Kentucky State at Large
                                       My Commission Expires June 13, 2000

STATE OF      KENTUCKY        )
           ----------------   )     SS:
COUNTY OF      KENTON         )
           ----------------

              The foregoing instrument was acknowledged before me this 13th day of August, 1998, by William P. Butler, the President of CPX-RiverCenter Development Corporation, a Kentucky corporation, general partner of CPX-RiverCenter Limited Partnership, a Kentucky limited partnership, Landlord in the foregoing Lease Agreement, on behalf of the corporation and the partnership.



                                        /s/ Martin C. Butler
                                        ---------------------------------------
                                        NOTARY PUBLIC
                                        My Comm. Expires:
                                                         ----------------------

                                                   MARTIN C. BUTLER
                                         Notary Public, Kentucky State at Large
                                        My Commission Expires June 13, 2000


(for corporate tenant)
STATE OF    OHIO    )
         ---------  )     SS:
COUNTY OF  HAMILTON )
          ----------
              The foregoing instrument was acknowledged before me this 12th day of August, 1998 by James T. Wilson, the Executive Vice President-Finance and Operations of Gibson Greetings, Inc., a Delaware corporation, Tenant in the foregoing Lease Agreement, on behalf of the corporation.


                                             /s/ Donita J. Konrad
                                        -----------------------------------
                                        NOTARY PUBLIC
                                        My Comm. Expires:     DONITA J. KONRAD
                                                   Notary Public, State of Ohio
                                             My Commission Expires May 9, 2000

                                   EXHIBIT "A"

                                 LEASED PREMISES






The Leased Premises are shown on the drawings attached hereto, marked as Exhibits A-1 through A-6, and made a part hereof.










                                              Initials:

                                              LANDLORD /s/ WPB/MCB
                                                      -------------------------

                                              TENANT   JW
                                                      -------------------------




                                        A

                                   EXHIBIT A
                                   ---------

                                  Retail Level
                                 5, 023 R.S.F.






              Diagram Showing Floor Plan of Retail Level

                                   EXHIBIT A
                                   ---------


                                  PLAZA LEVEL
                                  -----------

                                 11,898 R.S.F.






              Diagram Showing Floor Plan of Plaza Level

                             3rd, 5th & 6th Levels

                               TYPICAL FLOOR PLAN

                            16, 618 R.S.F. Per Floor




              Diagram Showing Typical Floor Plans of 3rd, 5th and 6th Levels

                             7th, 8th & 9th Levels

                               TYPICAL FLOOR PLAN


                            16, 473 R.S.F. Per Floor




              Diagram Showing Typical Floor Plan of 7th, 8th and 9th Levels

                                   11th Level

                                 16, 294 R.S.F.



              Diagram Showing Floor Plan of 11th Level

                                   12th Level

                                 16, 294 R.S.F.





              Diagram Showing Floor Plan of 12th Level

                                   EXHIBIT "B"

                                DEVELOPED PARCEL












                                               Initials:

                                               LANDLORD  /s/  MCB
                                                        -----------------------

                                               TENANT    /s/ JW
                                                        -----------------------

                                  EXHIBIT "B"

                                DEVELOPED PARCAL




                        Diagram Showing Developed Parcal

                                   EXHIBIT "C"
                          ALTERATIONS AND IMPROVEMENTS

                                  (WORK LETTER)


No promise of Landlord to alter, remodel, improve, repair, decorate, or clean the Leased Premises or any part thereof, and no representation respecting the condition of the Leased Premises, the Building or the Developed Parcel has been made to Tenant by Landlord except as made herein. In the event Landlord has agreed or is required to make any alterations or improvements to the Leased Premises to prepare same for Tenant's occupancy, the same shall be limited to those alterations and improvements which are enumerated and detailed in this Work Letter.

  I.     GENERAL PROVISION'S RELATING TO
         -------------------------------
         PREPARATION OF PLANS AND SPECIFICATIONS
         ------------------------------------------

         Landlord has heretofore delivered to Tenant, and Tenant has heretofore received and approved, a floor plan prepared by Landlord's architect for the Premises detailing Landlord's work as described in Section II of this Exhibit "C" ("Landlord's Plans"). In the event Tenant requests, which request will not be unreasonably denied by Landlord, any additional changes, modifications or alterations to Landlord's Plans or the work to be performed by Landlord pursuant to Section II hereof, or both, as a result of a change in Tenant's space or design requirements or otherwise, all additional architectural and engineering fees, construction costs and other costs and expenses incurred by Landlord in connection therewith shall be the sole responsibility of Tenant and payable by Tenant to Landlord. If, as a result of any changes, modifications or alterations to Landlord's Plans or the work required to be performed by Landlord pursuant to Section II hereof made at the request of Tenant, there is any delay in the substantial completion of Landlord's work, then for all intents and purposes of this Lease, including this Exhibit "C", Landlord's work shall be deemed to have been substantially completed on the date, that such work would have been substantially completed before such changes, modifications or alterations made at the request of the Tenant.

  II.    GENERAL PROVISIONS RELATING TO
         -------------------------------
         CONSTRUCTION OF LANDLORD'S WORK
         ---------------------------------

         The term "Landlord's Work" shall mean the construction by Landlord of only the following work as part of Landlord's base building costs as distinguished from tenant finish cost.

        BASE BUILDING
        -------------

         1.       Floor:
                  -----

                  The floor shall be smooth finish concrete ready to receive finish flooring and base.

         2.       Core and Public Areas:
                  ----------------------

                  Main building entrance provided in accordance with building plans and code requirements. Each floor shall have men's and women's lavatories in accordance with code.

         3.       Heating and Air Conditioning:
                  -----------------------------

                  The building has incorporated a modern forced air, chilled water system. Each floor contains its own air handling unit with main trunk distribution through-out.

          4.      Fire Protection:
                  ----------------

                  Landlord provides a primary sprinkler main loop through-out as required by code. The branching of secondary lines and the dropping of sprinkler heads is included in tenant work.

          5.      Emergency Exit Signage and Emergency Lighting
                  ---------------------------------------------

                  Landlord provides building standard and code required signs to identify core exits only. Additional exit signs and emergency lighting required in Tenant space is Tenant's expense.

          6.      Power
                  -----

                  Main power is distributed to an electrical panel on each floor. Secondary power distribution to tenant's panel and circuiting from this panel is included in tenant work.

         TENANT WORK
         -----------

         Landlord will provide in addition, an allowance towards Tenant installation work, as herein outlined:

         1.       Floor Covering
                  --------------

                  a) Carpet: Building standard carpet, without pad, of color and texture as selected by Tenant from choice of selections furnished by landlord, except for toilet rooms and areas subject to soiling and spillage.
                  b)       Vinyl Composition Tile: Armstrong Excelon, 1 ft.
                           squares.
                  c)       Vinyl cove Base 4".

         2.       Ceiling:
                  -------

                  Suspended acoustical building standard revealed edge tile in exposed metal 2'x 2' grid. The ceiling height is 8'6" - 9'.

         3.       Corridor & Demising Walls:
                  --------------------------

                  Shall extend from floor to structure above and shall be constructed of metal studs and gypsum wallboard. Sound attenuation blanket shall be included. Tenant Work Letter shall include a pro rata share of the corridor wall construction.

         4.       Perimeter Walls
                  ---------------

                  The exterior walls of the leased space shall be gypsum wallboard construction (taped and spackled) on metal studs, or glass as shown on the drawings.

         5.       Interior Partitions:
                  --------------------

                  One lineal foot of metal studs and gypsum board partition per
                  12.5 square feet of usable tenant area, trimmed and painted with two (2) coats of flat latex paint, 9'0".

         6.       Columns:
                  --------

                  Interior column wraps finished smooth and ready for paint.

         7.       Entry Door:
                  -----------

                  Full height 1 3/4" solid core with associated hardware - Number required by Code.

         8.       Interior Doors:
                  ---------------

                  3' 0" x 7'0" solid core with associated hardware - One door per 300 square feet of usable Tenant area.

                                   EXHIBIT "C"

                          ALTERATIONS AND IMPROVEMENTS
                                    Continued
                                  (WORK LETTER)

Landlord has agreed to build out the Leased Premises based upon Building Standard Specifications, with a mixture of 90% open office area and 10% enclosed private office area within the Leased Premises. The parties hereto further agree that the additional allowance of $200,000.00 set forth below herein for electric and wire distribution has been given in consideration of such reduced percentage of enclosed private office space. Notwithstanding the above, Landlord agrees that it will build out the Leased Premises based upon Building Standard Specifications and Finishes at Tenant's request up to a ratio of 70% open space and 30% enclosed private office area, provided, however, in such event, that the parties hereto agree that the additional $200,000.00 allotment for electrical and wiring distribution provided for below herein shall be decreased by up to $100,000.00 in proportion to the percentage increase in enclosed private office space exceeds ten (10%) (i.e. an increase in enclosed private office area from 10% to 15% shall cause a decrease of $25,000.00 in the Special Electrical Allowance). Building Standard Finishes are further delineated in the remainder of Exhibit "C". The Building Standard Specifications and Building Standard Finishes are collectively referred to as the "Building Standards." Provided Tenant adheres to these Building Standards, the Leased Premises shall be built at Landlord's expense. In the event that Tenant requests over standard improvements or any other improvements in excess of Building Standards, Tenant shall be responsible for payment of such over standard improvement costs at least 14 days prior to occupancy of the Leased Premises.

In consideration of the reduction of private enclosed offices to 10% of the total space, Landlord, subject to the provisions first set forth in the first paragraph in this Exhibit "C", shall provide the sum of $200,000.00 for electric and wiring distribution beyond the subpanels on each floor of the Leased Premises ( the "Special Electrical Allowance"). Such Special Electrical Allowance shall be payable only in the proportion that the amount of square feet of leased space actually occupied bears to 148,782 square feet.

With respect to the Retail Level and Plaza Level (containing approximately 16,500 square feet) tenant improvements, Landlord has no "turn-key" responsibility. In substitution thereof, Landlord shall provide $300,000.00 allowance toward the tenant improvements for the showroom and display facility to be located on the Retail and Plaza Levels. In the event the costs for Retail Level and Plaza Level tenant improvements are less than $300,000.00, Tenant shall be entitled to apply the remaining amount of such $300,000.00 allowance to any other portion of the Leased Premises as Tenant may designate.

Landlord will have sole right to act as general contractor.

Landlord further agrees to pay Tenant a monthly payment in the amount of $13,105.86 per month during the original ten (10) year term of this lease for computer and data processing room expenses incurred by Tenant.

Tenant shall be entitled to cause a stairway to be installed between the Retail and Plaza Levels of the Leased Premises. Such stairway shall be installed in a location which is mutually agreeable to Landlord and Tenant by Landlord at Tenant's expense.

Landlord agrees to use its best efforts to cause one of the existing public building elevators to be retrofitted to allow double door access from the Plaza Level only by adding a door on the south elevator of the Plaza Level space. Such elevator retrofitting shall be made by Landlord at Tenant's cost and expense.

In addition, Landlord shall also install, at Tenant's cost, certain extraordinary items for the Tenant's use and benefit. Landlord agrees to provide Tenant a copy of minimum of two qualified subcontractor bids for each construction category division of the extraordinary work indicated on Exhibit "C-2." Landlord shall include, with the two qualified bids, its recommendation for subcontractor selection. The Tenant shall have 24 hours to consent to the subcontractor recommended by Landlord. Tenant shall also have the right to select a subcontractor that is not included with the Landlord's qualified subcontractor bids, however, in such event, Landlord shall not be responsible for delays in Lease Commencement due to construction delays caused by such subcontractor. Landlord shall be entitled to compute as cost for the Exhibit "C-2" alterations and improvements, the actual cost thereof (including General Conditions) plus (12%) overhead and profit computed on the actual cost.



                                                   Initials:

                                                   LANDLORD  /s/   MCB
                                                            ------------------

                                                   TENANT    /s/   JW
                                                            ------------------

                                  EXHIBIT "C-1"

The following critical dates must be met by Tenant and Tenant's architect:

- All preliminary drawings, including, but not limited to, Computers, HVAC/Liebert Units, FM 200 Fire Suppression. 8/28/98

The following dates shall be met by Landlord:

-        All construction/permit final drawings 9/4/98

NOTE 1: The construction permit documents need to be complete, including all finish selections (including color, style, model, etc.) electrical/telecom location, lighting layouts, these drawings are to be clear and descriptive so that they can be bid out and sent to the State of Kentucky for permit.

NOTE 2: Long lead times may be experienced on non-standard items. For instance:

----------------------------------------------------------------------------
-     Computer HVAC/Liebert Units                        8 to 10 weeks

----------------------------------------------------------------------------
-     FM 200 Fire Suppression                            8 to 10 weeks

----------------------------------------------------------------------------
-     Carpet (other than standard)                       6 to 8 weeks

----------------------------------------------------------------------------
-     Wall coverings                                     4 to 6 weeks

----------------------------------------------------------------------------

Upon completion of construction drawings, Landlord shall advise Tenant of any finish selections that have long lead times that will affect the schedule. Tenant shall immediately make alternative selections or make other arrangements to accommodate the schedule.

                                  EXHIBIT "C-2"

List of Extraordinary Tenant Improvement Items:

1)       Raised computer flooring

2)       Dry pipe sprinkler system required for the computer room

3)       All HVAC equipment for the computer room

4)       Internal staircase between the plaza level and the retail level

5) Upgraded electric for the computer room including separate electric meters

6)       HVAC/Leibert Units

7)       FM 200 Fire Suppression

8)       Carpet (other than standard)

9)       Wall coverings

                                   EXHIBIT "D"


The Annual Base Rent for the initial term of this lease is as follows:



                     Total Annual                       Total Monthly
   Year                Base Rent                             Rent
  ------             ------------                       -------------

    1                 $2,189,927                          $182,493
    2                 $2,255,624                          $187,969
    3                 $2,323,294                          $193,608
    4                 $2,392,992                          $199,416
    5                 $2,464,782                          $205,399
    6                 $2,538,725                          $211,560
    7                 $2,614,887                          $217,907
    8                 $2,693,334                          $224,444
    9                 $2,774,134                          $231,178
   10                 $2,857,358                          $238,113



                                             Initials:

                                             LANDLORD  /s/ MCB
                                                      ------------
                                             TENANT    /s/ JW
                                                      ------------

                                   EXHIBIT "E"

                CLEANING, JANITOR AND ROUTINE MAINTENANCE SERVICE


Nightly:          Empty wastepaper baskets, ash trays and other receptacles.
                  Dry mop all resilient and hard floors, vacuum clean or carpet sweep all carpets and rugs.
                  Dust and wipe clean all office furniture, fixtures, including telephones and window sills.
                  Wipe clean all water fountains and coolers.
                  Dust and damp dust, as necessary, ash trays.
                  Remove waste paper and normal office refuse.
                  Sweep and dust all private stairways.
                  Clean all Men's and Ladies' Toilets. These areas will be checked daily for neatness and orderliness.
                  Damp mop all ceramic tile, marble and terrazzo flooring. Clean elevator cabs nightly.
                  Clean, as necessary, the outside of all mail chutes.
                  Clean all cigarette urns as necessary.
                  Fill toilet tissue holders, soap and towel dispensers, as needed.
                  Clean all glass furniture tops.
                  Clean entrance doors.
                  Buff halls and lobby area, as necessary.
                  Clean and polish washroom mirrors.
                  Wash and wipe washroom towel and waste receptacles.
                  Scour all washroom wash basins.
                  Remove splash marks from wall in washroom wash basin area. Wet mop restroom floors.
                  After cleaning, all lights shall be turned off (except as otherwise directed by Tenant), doors locked and offices left in an orderly fashion.

Weekly:           Wet mop, spot wax and buff traffic area.
                  Wash sides of drinking fountains.
                  Clean washroom partitions.

Monthly:          Dust all door and other ventilating louvers, as necessary.
                  Wash unblocked partition glass.
                  Remove dust from hard to reach places (picture frames, baseboards, ledges, etc.).
                  Keep venetian blinds dusted, as required.
                  Machine scrub all floors wherever required.
                  Wax all scrubbed flooring, as required.
                  Machine polish all waxed flooring, as required.

Annually:         Dust ceiling surfaces, other than acoustical ceiling material.
                  Vacuum all radiator and under-window air conditioning equipment and reassemble.

Other:            Clean all building standard lighting fixtures, as necessary.
                  Wash all exterior windows outside three times a year, weather permitting, inside three times a year.
                  Daily check building plaza for neatness and appearance, as expected for a Class "A" building.

















                                                   Initials:

                                                   LANDLORD  /s/  MCB
                                                            ------------------

                                                   TENANT    /s/  JW
                                                            ------------------

                                   EXHIBIT "F"

                              RULES AND REGULATIONS

Definitions:
------------

         Wherever in these Rules and Regulations the word "Tenant" is used, it shall be taken to apply to and include Tenant and its agents, employees, invitees, licensees, subtenants, and contractors, and is to be deemed of such number and gender as the circumstances require. The word "Landlord" shall be taken to include the employees and agents of the Landlord.

         1. The entry passages, lobbies, elevators, stairways and fire exits of the Building may be used for ingress and egress only.

         2. Doors leading to the corridors or main halls shall be kept closed at all times except as they may be used in ingress and egress.

         3. All entrance doors in the Leased Premises shall be left locked when not in use.

         4. Furniture, supplies and equipment of Tenant shall be delivered only at times and in locations designated by Landlord.

         5. No bicycles or vehicles of any kind shall be brought into or kept in or about said premises or the lobby or halls of the Building.

         6. Space for admitting natural light into any public area of the Building shall not be covered or obstructed by Tenant except in a manner approved by Landlord.

         7. No sign, advertisement, notice or the like, shall be used in the Building by Tenant (other than on its office doors and then only as approved by Landlord), provided, however, that Tenant shall be entitled to install signage on the Retail Level of the Leased Premises upon Landlord's prior consent, which consent shall not be unreasonably withheld or delayed, provided that such signage is not detrimental to the overall appearance of the Building and further provided that such signage complies with all laws, ordinances, rules, and regulations of all applicable governmental authorities. If Tenant violates the foregoing, Landlord may remove the violation without liability and may charge all costs and expenses incurred in so doing to Tenant.

         8. Landlord will furnish Tenant with a key for said premises. All such keys in Lessee's possession or known by Tenant to be in existence shall be delivered to Landlord at the termination of this Lease. (If more than two keys for one lock are desired, Landlord will provide them upon payment by Tenant.) Tenant shall not place any additional lock on any door in the Building.

         9. A Directory Board will be furnished to identify tenants within the building. Landlord reserves the right to determine the number of letters allowed by tenant on any directory it maintains.

         10. The said premises shall not be defaced in any way. Excepting for those normally used in hanging of pictures, certifications, artwork, and the like, no nails shall be driven, no screws inserted, there shall be no boring or cutting from wires, and no change in electric fixtures or other appurtenances of said premises shall be made without prior written approval of the Landlord.

         11. Toilets and other like apparatus shall be used only for the purpose for which they were constructed. Any and all damage from misuse shall be borne by Tenant.

         12. Tenant shall not install or use any air conditioning or heating device or system other than approved by Landlord.

         13. Tenant shall not place a load on any floor of said premises exceeding one hundred (100) pounds per square foot. Landlord reserves the right to prescribe the weight and position of all safes and heavy equipment.

         14. Tenant shall not throw or permit to be thrown anything out of windows or doors or down passages or elsewhere in the Building or bring or keep any pets or other animals therein, or commit or make any indecent or improper act or noise, or do or permit anything which will in any way obstruct, injure, annoy or interfere with other tenants or those having business with them, or affect any insurance rates on the Building or violate any provision of any insurance policy on the Building.

         15. Tenant and Lessee's agents, employees, licensees, and invitees shall have the right to use in common with Landlord and Lessor's tenants and the agents, employees, licensees and invitees of each, the public sidewalks, entrances, lobbies, vestibules, stairways, corridors, passenger and freight elevators, public toilets and other public areas of the Building, subject, however, to applicable Building rules, regulations and security measures. Tenant and Lessee's agents, employees, licensees and invitees shall not obstruct or litter, or use for storage (temporary or otherwise) or for the display of merchandise or services or for any purpose other than the intended and normal purpose, any of said public sidewalks, entrances, lobbies, vestibules, stairways, corridors, passenger and freight elevators, public toilets and other public areas of said Building; and no floor mats or runners shall be placed by Tenant in any Building corridor, lobby or vestibule.

         16. No cooking shall be done or permitted by Tenant on said premises. Tenant, its officers and employees, shall however be entitled to use small microwave ovens, coffee makers and refrigerators in the Leased Premises, provided that the use of same is not in violation of any fire, electrical, or building codes, laws, ordinances, rules, and regulations of any applicable governmental authorities. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or emanate from said premises.

         17. Tenant shall not be permitted to install vending machines or similar types of electric appliances such as coffee makers or hot plates without Landlord's approval, and no Tenant shall obtain or accept for use in the Leased Premises, ice, coffee service, catering, drinking water, barbering and bootblacking from any person not authorized by Landlord in writing to furnish such services.

         18. Tenant shall not permit cleaning by any person other than employees of the Building or persons approved by Landlord.

         19. Unless specifically authorized by Landlord, employees of Landlord shall not perform nor be asked to perform work other than their regularly assigned duties.

         20. Landlord may close or temporarily suspend operation of entrances, doors, corridors or other facilities, provided that Landlord shall cause as little inconvenience or annoyance to Tenant as it is reasonably necessary in the circumstances, and shall not do any act which permanently reduces the size of the Leased Premises. Landlord may do any such work during ordinary business hours. If such work is done during other hours at Tenant's request, Tenant shall pay Landlord for overtime and any other expenses incurred.

         21. Canvassing, soliciting or peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.

         22. Tenant shall not carry on or permit to be carried on upon said Leased Premises or any part thereof any immoral or illegal business, gambling, the selling of pools, lotteries or any business that is prohibited by law.

         23. Landlord shall have the right to prohibit any advertising by Tenant on the Leased Premises, or showing, depicting or providing the location of the Leased Premises, which, in Lessor's opinion tends to impair the reputation of the Building or its desirability as an office building and, upon written notice from Landlord, Tenant shall promptly discontinue such advertising.

         24. Any parking regulations which may be established from time to time by Landlord shall be obeyed.

         25. For the general welfare of all tenants and the security of the Building, Landlord may require all persons entering and/or leaving the Building on Saturdays, Sundays and/or holidays and on other days between the hours of 6:00 P.M. and 8:00 A.M. to register With the Building attendant or custodian by signing his name and writing his destination in the Building, and the time of entry and actual or anticipated departure. Landlord may deny entry during such hours to any person who fails to provide satisfactory identification.

         26. Landlord shall have the right to change these Rules and Regulations at any time, and Tenant shall be subject to all such changed Rules and Regulations of which Tenant has been notified in writing, provided such changes do not have a material impact, financial or otherwise, on Tenant's business, occupancy, or use of the Leased Premises for the permitted uses stated herein.

         27. All rules and regulations shall be enforced fairly and uniformly by Landlord. Authorizations, as necessary, shall not be unreasonably withheld.


















                                                    Initials:

                                                    LANDLORD     /s/ MCB
                                                             ---------------

                                                    TENANT       /s/ JW
                                                             ---------------

                                   EXHIBIT "G"

                               CONTROLLED PARKING


It is the intention of the parties that the City of Covington will own and operate a Parking Garage upon the Developed Parcel. This Parking Garage shall be available for the use of tenants of the Building, tenants of other buildings which may be built as part of the RiverCenter development, the general public and others. No parking spaces in this Parking Garage are included as part of the Leased Premises, except as otherwise provided in this Exhibit G.



























                                                 Initials:

                                                 LANDLORD  /s/ MCB
                                                          --------------

                                                 TENANT   /s/ JW
                                                          --------------

                                LEASE ADDENDUM TO
                        GIBSON GREETINGS, INC. LEASE FOR
                 RIVERCENTER I AND RIVERCENTER II OFFICE TOWERS
                              DATED AUGUST 13, 1998

         WHEREAS, Landlord and Tenant have entered into a Lease Agreement dated August 13, 1998, which lease embodies the occupancy by Tenant of approximately 148,782 rentable square feet within the RiverCenter I and RiverCenter II Office Towers for a term of ten (10) years (the Base Lease); and

         WHEREAS, pursuant to the provisions of Paragraph 1 of the Lease Agreement, Tenant is entitled on or before August 31, 1998, to give back the ninth (9th) floor of the Leased Premises; and

         WHEREAS, certain allowances and incentives have been provided by Landlord in order to induce the Tenant to enter into the Base Lease; and

         WHEREAS, such allowances and incentives shall be subject to reduction on a proportionate basis in the event that tenant elects to give back such ninth floor space;

         NOW, THEREFORE, in consideration of the terms and conditions of the Base Lease and the mutual covenants of the parties hereto,

         IT IS HEREBY AGREED as follows:

         The parties hereto acknowledge and agree that the following allowances and incentives as hereinafter set forth have been provided in order to induce Tenant to execute and deliver the Base Lease:

         (a) Monthly payments for the computer and data processing room expenses incurred by Tenant as referenced in Exhibit "C" of the Base Lease;

         (b) Two hundred thousand dollar ($200,000.00) electrical allowance for electric and wiring distribution beyond the sub-panels on each floor of the Leased Premises as referenced in Exhibit "C" of the Base Lease; and

         (c) Three hundred thousand dollar ($300,000.00) Retail Level and Plaza Level space fit-out allowance as referenced in Exhibit "C" of the Base Lease.

         IT IS HEREBY ACKNOWLEDGED AND AGREED by the parties hereto that, to the extent that the total rentable square footage of the base Leased Premises is reduced pursuant to the give-back provisions of Paragraph 1 of the Base Lease that the above-noted allowances and/or incentives shall be payable by Landlord only in the proportion that the amount of square feet of leased space actually occupied bears to 148,782 square feet.

                                       LANDLORD  /s/ MCB
                                                -------------
                                       TENANT    /s/ JW
                                                -------------

                                LEASE ADDENDUM TO
                        GIBSON GREETINGS, INC. LEASE FOR
                 RIVERCENTER I AND RIVERCENTER II OFFICE TOWERS
                              DATED AUGUST 13, 1998


         WHEREAS, Landlord and Tenant have entered into a Lease Agreement dated August 13, 1998 which lease embodies the occupancy by Tenant of approximately 148,782 rentable square feet within the RiverCenter I and RiverCenter II Office Towers for a term of ten (10) years (the Base Lease); and

         WHEREAS, Tenant desires certain additional special equipment to be installed in or about the Leased Premises for Tenant's sole benefit and use; and

         WHEREAS, the parties hereto desire to set forth the terms and conditions upon which such special equipment may be installed.

         NOW, THEREFORE, in consideration of the terms and conditions of the Base Lease and the mutual covenants of the parties hereto, the parties hereto agree as follows:

         LANDLORD HEREBY AGREES that Tenant shall have the right, at Tenant's sole cost and expense, to install, maintain and operate a proprietary Liebert air conditioning unit, a special electrical generator, and related electrical and condensation lines and conduit. Landlord shall provide Tenant a location for the placement of such special equipment acceptable to Landlord, together with such specifications that may be required by Landlord for architectural screening, landscaping, and installation and maintenance of said special equipment within a distance that will allow normal operation of the system.

                                               LANDLORD  /s/ MCB
                                                        ----------------

                                               TENANT    /s/ JW
                                                        ----------------